Exhibit 10.6

Exhibit E

SHAREHOLDERS AGREEMENT

OF

APOLO MECÂNICA E ESTRUTURAS S.A.

A BRAZILIAN S.A.

Dated as of                   , 2006

i

		Page

12.23	Expenses	49
12.24	Conflict or Inconsistency	50
12.25	Language	50

EXHIBIT A – AMENDED AND RESTATED BY-LAWS OF THE COMPANY

EXHIBIT B – INITIAL AUTHORIZED SENIOR EXECUTIVE OFFICERS

EXHIBIT C – ANTI-CORRUPTION POLICY

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of the [      ] day of             , 2006 by and among

Apolo Tubos e Equipamentos S.A., a corporation (sociedade anônima/stock corporation), organized under the laws of the Federative Republic of Brazil, with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Av. Chrisótomo Pimentel de Oliveira, No. 2651, Pavuna, CEP 21650-000, duly enrolled with the CNPJ under No. 33.017.088/0001-03, herein represented by its undersigned legal representatives, duly authorized as they solely declare (“Tubos”), Cirrus Participações Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil, with head offices in the city of of Rio de Janeiro, State of Rio de Janeiro, at Rua do Passeio, No. 70, 10th  floor - part, CEP 20021-290, herein represented by its undersigned legal representatives, duly authorized as they solely declare (“Cirrus”), GPC Participações S.A., a corporation (sociedade anônima/stock corporation), organized under the laws of the Federative Republic of Brazil, with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Rua do Passeio, No. 70, 13rd floor - part, CEP 20021-290, herein represented by its undersigned legal representatives, duly authorized as they solely declare (“GPC”) (Tubos, Cirrus and GPC hereinafter sometimes referred to collectively as the “GPC Group”);

Lone Star Brazil Holdings 2 Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil, with head offices at City of São Paulo, State of São Paulo, at Rua Funchal, 263, 10º andar, sala 17-I, CEP 04551-060, duly enrolled with the CNPJ under No. 08.278.633/0001-78, an indirect wholly-owned subsidiary of Lone Star (as defined below), herein represented by its undersigned legal representatives, duly authorized as they solely declare (“LSB 2”) and Lone Star Technologies, Inc., a Delaware corporation, herein represented by its undersigned legal representatives, duly authorized as they solely declare (“Lone Star”) (LSB 2 and Lone Star hereinafter sometimes referred to collectively as the “Lone Star Group”); and

Apolo Mecânica e Estruturas S.A., as an intervening party, a corporation (sociedade anônima/stock corporation), organized under the laws of the Federative Republic of Brazil, with head offices in the city of Lorena, State of São Paulo, at Av. Dr. Léo de Affonseca Netto, 750, CEP 12600-000, duly enrolled with the CNPJ under No. 42.419.150/0001-84, herein represented by its undersigned legal representatives, duly authorized as they solely declare (the “Company”).

WHEREAS, Tubos and LSB 2, as the owners of all of the outstanding shares of the Company (disregarding any shares assigned by the Shareholders in accordance with Section 6.4(e) of this Agreement; Tubos and LSB 2 hereinafter sometimes referred to individually as a “Shareholder” or collectively as the “Shareholders”), do hereby adopt this Agreement as the shareholders agreement of the Company;

WHEREAS, at a future date, LSB 2 will merge with and into the Company and LSB 1 (as defined below) will succeed to all the rights and obligations of LSB 2 under this Agreement; and

WHEREAS, such merger will not result in the dilution of the Common Shares held by the Shareholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Defined Terms.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“AA Purchase Agreement” means the Stock Purchase Agreement by and among the Company, Tubos, GPC, Cirrus, Antônio Joaquim Peixoto de Castro Palhares and Paulo Cesar Peixoto de Castro Palhares.

“Advisor” has the meaning set forth in Section 8.9(e) hereof.

“Affiliate” of a specified person (the “Specified Person”) means any Person (i) who, directly or indirectly, controls, is controlled by, or is under common control with the Specified Person, (ii) who, directly or indirectly, owns or controls fifty percent (50%) or more of the Specified Person’s outstanding voting securities or equity interests, (iii) of whom the Specified Person, directly or indirectly, owns or controls fifty percent (50%) or more of the outstanding voting securities or equity interests or (iv) who has the right, directly or indirectly, to appoint or elect fifty percent (50%) or more of the Specified Person’s board of directors or equivalent managing body.

“Agreement” means this Shareholders Agreement, as amended from time to time.

“Amended and Restated By-Laws” means the Amended and Restated By-Laws of the Company, in substantially the form attached hereto as Exhibit A.

“Annual Business Plan” means a business plan for the Company for a Fiscal Year, which includes detailed financial projections, a Marketing Plan for the Company’s products, a Capital Budget and an Operating Budget.

“Auditors” means the independent public accountants selected by the Board of Directors to audit the Company’s annual consolidated financial statements and review the Company’s quarterly financial statements, and which shall be one of the Big Four Accounting Firms.

“Authorized Senior Executive Officer” means the respective Persons designated in writing from time to time by each of Tubos and LSB 2 as the Authorized Senior Executive Officers to resolve disputes arising from a Deadlock between the Shareholders as set forth in Section 5.5 hereof, and as otherwise contemplated by this Agreement.  The initial Authorized Senior Executive Officers for each of the Shareholders are set forth on Exhibit B attached hereto.

“Big Four Accounting Firm” means PriceWaterhouseCoopers, Deloitte & Touche, Ernst & Young and KPMG.

“Board of Directors” means the Board of Directors of the Company as designated or elected from time to time by the Shareholders in accordance with the provisions of this Agreement.

“Brazilian GAAP” means generally accepted accounting principles as used in Brazil, from time to time, applied on a consistent basis from period to period.

“Business” means the business of manufacturing, processing and finishing Tubular Products.

“Business Day” means a day on which banks are open for general banking business in both São Paulo, São Paulo State, Brazil and Dallas, Texas, the United States of America (excluding Saturdays, Sundays and public holidays).

“Buy-Sell Notice” has the meaning set forth in Section 8.5(b) hereof.

“Buy-Sell Procedures” has the meaning set forth in Section 8.5(a) hereof.

“Capital Budget” means a detailed budget for capital expenditures projected to be made by the Company during a Fiscal Year, if any.

“CEO” has the meaning set forth in Section 6.12(a) hereof.

“CFO” has the meaning set forth in Section 6.12(a) hereof.

“Change of Control” means a transaction pursuant to which ownership of more than fifty percent (50%) of the voting securities of such Person is acquired by a Person or Persons not already an Affiliate of such Person as of the date hereof through (i) a tender or exchange offer, merger, consolidation, share exchange or other business combination or (ii) a sale of securities, recapitalization, liquidation or dissolution.

“Cirrus” has the meaning set forth in the introductory paragraph hereof.

“Claim” has the meaning set forth in Section 7.3(a) hereof.

“Closing Date” has the meaning set forth in Section 8.5(f) hereof.

“Common Shares” means the common shares of the Company.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Competing Business” shall mean any business engaged in the manufacturing, processing, and/or finishing of Tubular Products.

“Competitor” means a Person that, immediately prior to a Lone Star Change of Control, manufactures Tubular Products in Brazil.

“Contract” means any contract, agreement, instrument, commitment or other binding arrangement, whether written or oral.

“Contribution Agreement” means the Contribution Agreement by and among Tubos, LSB 2, the Company, GPC, Cirrus, and Lone Star.

“Corporation Law” means the Brazilian corporation law, law n. 6.404/76, as amended from time to time.

“Coupling” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe or equipment having the same external and internal diameters and same thread.

“Coupling Materials” means seamless pipes from which tubular sections are prepared for the manufacture of Couplings or Cross-Overs.

“Cross-Over” means a tubular section used for the exclusive purpose of joining two threaded pin ends of pipe having different dimensions or threads.

“Deadlock” has the meaning set forth in Section 5.5(a) hereof.

“Dedication Period” has the meaning set forth in Section 8.1(a) hereof.

“Directors” has the meaning set forth in Section 6.1 hereof.

“Disability” has the meaning set forth in Section 6.4(c) hereof.

“Dispute” has the meaning set forth in Section 12.14 hereof.

“Effective Date” has the meaning set forth in Section 2.1 hereof.

“Event of Withdrawal” means an event that causes a Person to cease to be a Shareholder, which events shall be limited to (i) the voluntary withdrawal of a Shareholder consented to in writing by the other Shareholders, (ii) assignment (in accordance with the provisions of this Agreement) of all of a Shareholder’s Common Shares, (iii) the making of an assignment for the benefit of creditors, (iv) being subject to bankruptcy (“falência”) or judicial recovery (“recuperação judicial”) (as defined in Brazilian Law n. 11.101/05), (v) appointment of a trustee or receiver for a Shareholder or for all or any substantial part of its property, (vi) in the case of a Shareholder that is a general or limited partnership (a) the dissolution and commencement of winding up of the Shareholder or (b) a distribution of all of a Shareholder’s Common Shares, (vii) in the case of a Shareholder that is a corporation (a) the filing of a certificate of dissolution or the equivalent for the corporation or (b) a revocation of its charter.

“Facility” means the real property, improvements, equipment and other assets located at Lorena, SP, Brazil.

“Fiscal Year” means the fiscal year of the Company which shall begin on January 1 and end on December 31 of each calendar year.

“Free Cash Flow” for a quarterly, semesterly or annual period means (i) the net profits of the Company after tax, plus (ii) depreciation and other non-cash charges deducted in computing net profits, less (iii) capital expenditures, debt repayments, reserves for maintenance, capital expenditures and other ordinary course expenditures and expenditures contemplated by the Annual Business Plan in effect at the time of determination; plus (iv) decreases in Working Capital or less (iv) increases of Working Capital, in each case as determined in accordance with Brazilian GAAP.

“GAAP” means generally accepted accounting principles as used in the United States of America or Brazil, as the case may be, from time to time, applied on a consistent basis from period to period.

“Governmental Authority” means any authority, regulatory or administrative agency, commission, department, board, bureau, agency, instrumentality or court of Brazil, the United States of America, or any other nation or sovereign state, any federal, bilateral, or multilateral governmental authority, any state, possession, territory, county, district, city, or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

“GPC” has the meaning set forth in the introductory paragraph hereof.

“GPC Change of Control” means a Change of Control of any of Tubos, GPC or Cirrus.

“GPC Group” has the meaning set forth in the introductory paragraph hereof.

“ICC Rules” has the meaning set forth in Section 12.14 hereof.

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities arising in the ordinary course of business, other than the current liability portion of any indebtedness for borrowed money), (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP, (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (vi) the liquidation value, accrued and unpaid  dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expense and other monetary obligations in respect of any and all redeemable preferred stock or other preferred equity interest of such Person, (vii) all obligations of the type referred to in clauses (i) through (vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations, and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnitee” means the Company, a Shareholder or other Person that an Indemnitor is obligated to indemnify, defend and hold harmless pursuant to Article 7.

“Indemnitor” means either the Company, or a Shareholder that is obligated to indemnify, defend and hold harmless an Indemnitee pursuant to Article 7.

“Initiating Shareholder” has the meaning set forth in Section 8.5(b) hereof.

“Investment Notice” has the meaning set forth in Section 11.2(b) hereof.

“Law” means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, permit, agreement, Order or injunction of or with any Governmental Authority, and includes, without limitation, rules or regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

“Liability” means any debt, loss, damage, adverse claim, fine, penalty, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in Contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Line Pipe” means finished or unfinished line pipe.

“Liquidation Proceeds” means all Property at the time of liquidation of the Company and all proceeds thereof.

“Lone Star” has the meaning set forth in the introductory paragraph hereof.

“Lone Star Change of Control” means a Change of Control of Lone Star consummated by a Competitor.

“Lone Star Group” has the meaning set forth in the introductory paragraph hereof.

“Lone Star Policies” has the meaning set forth in Section 10.3(c) hereof.

“Lone Star Steel” means Lone Star Steel Company, L.P., a Delaware limited partnership.

“Losses” has the meaning set forth in Section 7.2(a) hereof.

“LSB 1” means Lone Star Brazil Holdings 1 Ltda., a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil, with head offices at City of São Paulo, State of São Paulo, at Rua Funchal, 263, 10º andar, sala 16-I, CEP 04551-060, duly enrolled with the CNPJ under No. 08.278.615/0001-96.

“LSB 2” has the meaning set forth in the introductory paragraph hereof.

“LSB 2 Change of Control” means a Change of Control of LSB 1 or LSB 2.

“LSB 2 Directors” has the meaning set forth in Section 6.2(a) hereof.

“LSB 2 Investment” has the meaning set forth in the Contribution Agreement.

“LSB 2 Obligations” has the meaning set forth in Section 12.19 hereof.

“LSS Trademark Cross License Agreement” means the Trademark Cross License Agreement between Lone Star Steel and the Company pursuant to which the Company shall license certain trademarks to Lone Star Steel and Lone Star Steel shall license certain trademarks to the Company.

“LSS Transition Services Agreement” means the Transition Services Agreement between LSS and the Company pursuant to which LSS shall provide certain transition services to the Company.

“Marketing Plan” means a detailed plan for marketing the products produced by the Company during the following Fiscal Year.

“Mediation” has the meaning set forth in Section 5.5(a) hereof.

“Non-Competition Period” has the meaning set forth in Section 11.2(a) hereof.

“Non-Transferring Shareholder” has the meaning set forth in Section 8.6(a) hereof.

“Non-Triggering Shareholder” has the meaning set forth in Section 8.9(a) hereof.

“Notice” means a writing, containing the information required by this Agreement to be communicated to a party, delivered or sent in the manner set forth in Section 12.17 hereof.

“Offer” has the meaning set forth in Section 8.6(a) hereof.

“Offer Price” has the meaning set forth in Section 8.5(b) hereof.

“Officers” has the meaning set forth in Section 6.12(a) hereof.

“Oil Country Tubular Goods or OCTG” means casing, tubing, drill pipe, semi-finished and unfinished green tubes, integral connections, Coupling Materials and finished Couplings.

“Operating Budget” means a detailed budget for Operating Expenses projected to be made by the Company during a Fiscal Year, if any.

“Operating Expenses” means, with respect to any fiscal period, the amount of cash expended by the Company in the ordinary course of business during the period in connection with its operations.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority.

“Outside Response Date” has the meaning set forth in Section 8.5(c) hereof.

“Person” means any individual, partnership, limited liability company, corporation, cooperative, joint venture, trust, estate or other entity.

“Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.

“Range of Fair Market Values” has the meaning set forth in Section 8.9(e) hereof.

“Related Agreements” has the meaning set forth in Section 12.20 hereof.

“Remaining Common Shares” has the meaning set forth in Section 8.7 hereof.

“Response Notice” has the meaning set forth in Section 8.5(c) hereof.

“R$”, “Reais”, “Real” or “Centavos” means the lawful currency of the Federative Republic of Brazil.

“Sale Event” has the meaning set forth in Section 8.9(a) hereof.

“Sale, Marketing and Supply Agreement” means the Sale, Marketing and Supply Agreement between the Company and Lone Star Steel.

“SEC” means the United States Securities and Exchange Commission.

“Settlement Notice” has the meaning set forth in Section 7.3(b) hereof.

“Shareholder” or “Shareholders” has the meaning set forth in the introductory paragraph hereof, and shall include each such Shareholder’s successors in interest who have become Shareholders pursuant to the terms of this Agreement.

“South America Competing Business” has the meaning set forth in Section 11.2(b) hereof.

“Specialty Tubing” means mechanical and pressure tubes, cold drawn and hot finished tubes, shells for redraw and other boiler tubes.

“Specified Person” has the meaning set forth in the definition of Affiliate.

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use,

ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any Liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee Liability, operation of law, or otherwise.

“Third Party” means any Person who is not a Shareholder and not an Affiliate of a Shareholder.

“Transfer” means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, or to succeed by operation of law and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

“Transferring Shareholder” has the meaning set forth in Section 8.6(a) hereof.

“Triggering Notice” has the meaning set forth in Section 8.9(a) hereof.

“Triggering Shareholder” has the meaning set forth in Section 8.9(a) hereof.

“Tubos” has the meaning set forth in the introductory paragraph hereof.

“Tubos Directors” has the meaning set forth in Section 6.2(a) hereof.

“Tubos Guarantors” has the meaning set forth in Section 12.18 hereof.

“Tubos Obligations” has the meaning set forth in Section 12.18 hereof.

“Tubos Trademark License Agreement” means the Trademark License Agreement between Tubos and the Company pursuant to which Tubos shall license certain trademarks to the Company.

“Tubos Transition Services Agreement” means the Transition Services Agreement between Tubos and the Company pursuant to which Tubos shall provide certain transition services to the Company.

“Tubular Products” means Oil Country Tubular Goods, Specialty Tubing, and/or Line Pipe; for greater clarity, such term shall not include galvanized unfinished line or other pipe.

“US Dollars” or “US$” means legal currency in the United States of America.

“US GAAP” means generally accepted accounting principles as used in the United States of America, from time to time, applied on a consistent basis from period to period.

“Working Capital” means, at the time of determination, the current assets of the Company reduced by the current liabilities of the Company (which shall include all

Indebtedness, whether current or long-term, other than Indebtedness owed to Affiliates of the Company), in each case as determined in accordance with Brazilian GAAP.

ARTICLE 2
FORMATION AND OFFICES

2.1           Formation.

Pursuant to the Corporation Law, the Company was converted into a “sociedade anônima” (Brazilian stock corporation) on [            ], 2006, upon the filing of the Meeting for Transformation of the Company into a Corporation, and its respective By-Laws with the Board of Trade of the State of São Paulo.  On the date hereof (the “Effective Date”), the Company shall file the Amended and Restated By-Laws with the Board of Trade of the State of São Paulo.  In the event any discrepancy is found between this Agreement and the Amended and Restated By-Laws, the provisions of this Agreement shall prevail and the Parties shall cause the Amended and Restated By-Laws to be amended from time to time as may be required to ensure that the Amended and Rested By-Laws, at all times, shall conform with the terms and conditions of this Agreement and any amendments to this Agreement.

2.2           Principal Office.

The principal office of the Company shall be located in the city of Lorena, State of São Paulo, at Av. Dr. Léo de Affonseca Netto, 750, CEP 12600-000 or at such other place or places as the Board of Directors may determine from time to time.

2.3           Purpose of Company.

The purpose of the Company shall be (a) to manufacture, process and finish Tubular Products, (b) to export, sell and distribute Tubular Products and accessories and components thereof (c) to participate in or make investments in other corporations and joint ventures in order to expand its Tubular Products business and (d) to import and purchase Tubular Products from outside of Brazil so that the Company may sell such Tubular Products in the Brazilian market.  In order to pursue its purpose, the Company shall build additional infrastructure and modify the Facility so that the Facility is capable of manufacturing, processing, and/or finishing Tubular Products and conduct such other activities as may be necessary or desirable to further the Business.  The Company shall not engage in any other business or activity, except as determined by the unanimous consent of the Shareholders.

2.4           Term.

The term of this Agreement shall commence on the date hereof and shall continue in existence until the later of (a) fifteen (15) years from the date hereof, which may be extended for an additional fifteen (15) year period if a Shareholder notifies the other Shareholder of such an extension within six (6) months prior to the original termination date and the Shareholder receiving such notification does not oppose such an extension by giving a non-extension notice within one (1) month of receiving the extension notice, or (b) the date in which either of the Shareholders or a successor thereof which adheres to this Agreement, ceases to own at least thirty percent (30%) of the shares representing the voting capital of the Company.

ARTICLE 3
LSB 2 INVESTMENT

3.1           LSB 2 Investment.

Subject to the terms and conditions contained in the Contribution Agreement, simultaneously with the Closing (as such term is defined in the Contribution Agreement), LSB 2 shall make the LSB 2 Investment as of the date hereof.

3.2           No Liability.

The Shareholders shall not be bound by, nor be personally liable for, any of the expenses, Liabilities, Indebtedness or obligations of the Company or of any other Shareholder (unless the assumption of any such expense, Liability, Indebtedness or obligation is otherwise expressly agreed to by such Shareholder in writing or arises by Law).

ARTICLE 4
CASH DISTRIBUTIONS

4.1           Cash Distributions Prior to Dissolution.

(a)           Subject to Article 6, the Board of Directors shall determine the amount and frequency of dividends, if any, of the Company that shall be distributed among the Shareholders each year in accordance with the Shareholders pro-rata ownership of the Common Shares.  Although not required to approve the distribution of dividends in accordance with Sections 4.1(a)(i) and (ii) below, the Board of Directors shall use Sections 4.1(a)(i) and (ii) below as a guideline for the determination of the amount and frequency of dividends, if any, of the Company that shall be distributed:

(i)            For each of the first three (3) quarters of each Fiscal Year, the Company shall pay dividends in an amount equal to ninety percent (90%) of the lesser of (x) the net income for such quarterly period as determined from the Company’s financial statements for such quarter, prepared in accordance with Brazilian GAAP, and (y) the Free Cash Flow for such quarterly period.

(ii)           For the fourth (4th) quarter of each Fiscal Year, the Company shall pay dividends in an amount equal to (x) the lesser of (i) the net income for such fourth (4th) quarter as determined from the Company’s financial statements for such fourth (4th) quarter, prepared in accordance with Brazilian GAAP, and (ii) the Free Cash Flow for such fourth (4th) quarter, plus (y) ten percent (10%) of the lesser of (i) the net income for the first three (3) quarters of such Fiscal Year as determined from the Company’s financial statements for such Fiscal Year, prepared in accordance with Brazilian GAAP, and (ii) the Free Cash Flow for the first three (3) quarters of such Fiscal Year.

(b)           Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by the Corporation Law, the By-Laws of the Company, as amended from time to time, or that would result in a default under any agreement to which the Company is a party or a breach of any applicable Law.

4.2           Persons Entitled to Distributions.

Any distributions of dividends to the Shareholders under Section 4.1 hereof shall be made to the Persons shown on the records of the Company to be the holders of record of the Common Shares as of the date the dividends are declared by the Company, unless the transferor and transferee of any Common Shares otherwise agree in writing to a different distribution.

4.3           Non Cash Distributions.

Except as provided in Article 9, the Company shall not make distributions of non-cash assets to the Shareholders unless such distribution is approved by the Shareholders.

4.4           Payment of Interest on Capital.

The Company shall make distributions of interest on capital in lieu of cash dividends if the result of such distributions would be in the best interests of the Company considering the Company’s existing Tax position at the time such distributions are made.  For clarification, to the extent that a distribution of interest on capital is projected to result in a reduction in the Company’s Tax liability for the Tax period in which a cash distribution will be made, a distribution of interest on capital will be considered to be in the best interests of the Company.

4.5           Redemption of Shares.

The Shareholders agree that the Company may redeem its Common Shares on a pro rata basis, and use the existing capital reserves to pay for the redeemed Common Shares.  The Shareholders further agree that any redemption of Common Shares shall be previously approved by the Shareholders in a Shareholders’ Meeting, to be held specifically for that purpose, in accordance with Section 5.2 below.  The Shareholders further agree that this provision shall not be considered to be an obligation of any of the Shareholders to approve such redemption of Common Shares, and any such redemption shall only be proposed and considered by the Shareholders to the extent the Company has positive Free Cash Flow.

ARTICLE 5
SHAREHOLDERS

5.1           Meetings of Shareholders; Place of Meetings.

Meetings of the Shareholders may be held for any purpose or purposes, unless otherwise prohibited by law, and may be called by the Board of Directors or by any Shareholder which owns at least twenty-five percent (25%) of the outstanding Common Shares.  All meetings of the Shareholders shall be held at the principal office of the Company as set forth in Section 2.2 hereof, or at such other place in the municipality where the headquarters of the Company are located, as shall be designated from time to time by the Board of Directors and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof.

5.2           Quorum; Voting Requirement.

(a)           The presence, in person or by an attorney in fact, of all of the Shareholders shall constitute a quorum for the transaction of business by the Shareholders.

(b)           The resolutions taken by the General Shareholders Meetings, except in the special events provided for in the Brazilian Corporation Law, shall be taken by the majority of votes of those in attendance or represented by proxy, without computing blank votes. However, the following decisions shall require Shareholders’ approval representing, at least, ninety-five percent (95%) of the total number of outstanding Common Shares:

(i)            any amendments to the By-Laws;

(ii)           any capital increase (except for (x) those required for making investments in projects that are necessary to achieve the corporate purposes of the Company; and (y) the incorporation of reserves or by legal imposition);

(iii)          split or reverse split of stocks; redemption or purchase of Shares for cancellation or keeping at treasury; issuance by the Company of any securities of the Company, either convertible or not into stocks, including, without limitation, debentures, subscription bonds, beneficiary parts or call options or stock subscription; issuance or allotment of Shares or the granting of any right, option or privilege to acquire any Shares, other than as contemplated in this Agreement;

(iv)          any corporate conversion, merger, consolidation, split or corporate reorganization;

(v)           the authorization to the Officers to admit bankruptcy or judicial recovery (“recuperação judicial”) (as defined in Brazilian Law n. 11.101/05) or to enter into extraordinary agreements with creditors;

(vi)          the repayment or retirement of any Indebtedness of the Company to any Shareholder or an Affiliate thereof, or any other payment or distribution of assets of the Company to any Shareholder or an Affiliate thereof, except for obligations to Lone Star Steel under the Sale, Marketing and Supply Agreement and the LSS Trademark License Agreement and to Tubos under the Tubos Trademark License Agreement;

(vii)         other than as provided herein, the establishment of fees paid to members of the Board of Directors and of the Board of Officers;

(viii)        any material change in the Company’s business or the taking of any action which may lead to or result in such material change; and

(x)            any decision provided for in Article 136 of the Corporation Law, other than as expressly provided in this Agreement.

(c)           Notwithstanding the foregoing in this Section 5.2, if a Shareholder reasonably believes that the Company has a material claim against the other Shareholder or any of such other Shareholder’s Affiliates for a breach of this Agreement or any other Contract or otherwise, such Shareholder, after having attempted to resolve the matter through consultations between the Authorized Senior Executive Officers of each Shareholder, may, in its discretion (and without the necessity of the other Shareholder agreeing with such course of action), cause the Company to pursue such claim against the other Shareholder or such other Shareholder’s Affiliates, as the case may be, in accordance with Section 12.14 hereof (to the extent such claim relates to a matter governed by the terms hereof), in accordance with the terms of any other Contract (to the extent such claim relates to a matter governed by the terms thereof) or, if such claim does not relate to this Agreement or any other Contract, by causing the Company to bring any action at law or in equity in any court of competent jurisdiction.

5.3           Proxies.

At any meeting of the Shareholders, each Shareholder having the right to vote thereat shall be entitled to vote in person or by an attorney in fact appointed by an instrument in writing  signed by such Shareholder and bearing a date not more than one (1) year prior to such meeting as provided for in the Corporation Law.

5.4           Notice.

Notice stating the place, date and time of a meeting and the purpose or purposes for which the meeting is called shall be delivered not less than eight (8) days nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors or either Shareholder, to each Shareholder entitled to vote at such meeting.  When any Notice is required to be given to any Shareholder hereunder, a waiver thereof in writing signed by a Shareholder, whether before, at, or after the time stated in such Notice, shall be equivalent to the giving of such Notice.  A Shareholder may also waive Notice by attending a meeting without objection to a lack of Notice.  The Shareholders agree that this Notice will be in lieu of the notice provided in Article 124 of the Corporation Law, which shall only be made if necessary to validly hold a meeting.

5.5           Deadlock.

(a)           Except as set forth in Section 5.2(c) hereof, in the event that the Shareholders are deadlocked (a “Deadlock”) on any issue set forth in this Agreement or otherwise related to the Company or its Business and operations, such issue shall be referred for consultation with the Shareholders’ respective Authorized Senior Executive Officers, who shall attempt to cause the resolution of such issue within thirty (30) Business Days after such Deadlock occurs (or, if mutually agreed by such Authorized Senior Executive Officers, a longer period of time).  If the Authorized Senior Executive Officers are unable to cause the resolution of such issue within such time period, the Deadlock shall be mediated (the “Mediation”) within fifteen (15) Business Days from the date a written request for mediation is made by either Shareholder.  The Mediation shall take place in Sao Paulo, Brazil and shall be in English and Portuguese.  The administration fees and expenses of the Mediation shall be borne equally by the Shareholders.  The Mediation shall be conducted before a single mediator to be agreed upon by the Shareholders.  If the Shareholders are unable to resolve the Deadlock at the Mediation or, within ten (10) Business Days from the request for Mediation, come to an agreement on the mediator and start the Mediation, either Shareholder shall have the right to invoke the provisions of Section 8.5.

(b)           Any resolution of a Deadlock pursuant to this Section 5.5 shall be in writing and, when signed by the representatives of the Shareholders, shall be deemed to constitute the approval of the Shareholders.

5.6           Powers of the Shareholders.

Except as specifically set forth in Section 5.2(c) hereof, no Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, and the Shareholders hereby consent to the exercise by the Board of Directors and by the Officers of the powers and rights conferred on them by Law and by this Agreement.

ARTICLE 6
BOARD OF DIRECTORS; OFFICERS

6.1           Establishment; Power and Authority.

The business and affairs of the Company shall be managed by, or under the direction of, the Board of Directors, which shall oversee and control the business and affairs of the Company.  Initially, the Board of Directors shall consist of six (6) individuals (the “Directors”) who shall be appointed as set forth in Sections 6.2 and 6.4 hereof.  Except as otherwise provided under this Agreement or the Corporation Law, the Board of Directors shall have power to direct the management and control the property and affairs of the Company, and to do all such lawful acts and things that, in their judgment and discretion, they may deem necessary and appropriate for the expedient conduct and furtherance of the Company’s Business.  Any decision or act of the Board of Directors within the scope of the power and authority granted hereunder to the Board of Directors shall control and shall bind the Company.

6.2           Number, Appointment and Tenure of Directors.

(a)           Tubos shall appoint three (3) directors, (the “Tubos Directors”) and LSB 2 shall appoint three (3) directors (the “LSB 2 Directors”).  Tubos and LSB 2 shall vote their shares in order to elect the members appointed by Tubos and LSB 2, as described hereinabove, in any shareholders meeting called for this purpose. The Chairman of the Board of Directors shall be appointed jointly by Tubos and LSB 2, and shall for one term be one of the Tubos Directors and for the subsequent term, one of the LSB 2 Directors.  No additional members to the Board of Directors may be appointed unless the Shareholders unanimously agree to the appointment of such additional members to the Board of Directors.  Each member of the Board of Directors shall serve for a term of three (3) years, provided that any Director may be removed by the Shareholder who appointed him/her in accordance with the terms of this Agreement.

(b)           The presence of at least five (5) members of the Board of Directors shall be required to constitute a quorum at any meeting of the Board of Directors.  A quorum must exist at all times during any meeting of the Board of Directors, including the reconvening of a meeting adjourned, in order for any action taken at such meeting to be valid.

6.3           Notice.

(a)           Unless all of the members of the Board of Directors are present or those not present waive notice, no meeting of the Board of Directors shall be validly convened unless eight (8) days written notice thereof, specifying the business to be transacted at the meeting, is given to all members of the Board of Directors.

(b)           No resolution with respect to any matter may be put forth to any meeting of the Board of Directors unless the notice of the meeting contains reasonable detail of the matter, including any supporting documentation, or unless all of the members of the Board of Directors are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this Section 6.3.

6.4           Removal, Resignation, Death, Disability and Appointment of Directors.

(a)           Any member of the Board of Directors who is a Tubos Director may be removed from such position at any time, with or without cause, by Tubos and replaced by Tubos with a new individual to be deemed a Tubos Director, and LSB 2 agrees to vote its shares in order to implement any such dismissal and further appointment.  Any member of the Board of Directors who is an LSB 2 Director may be removed from such position at any time, with or without cause, by LSB 2 and replaced by LSB 2 with a new individual to be deemed an LSB 2 Director, and Tubos agrees to vote its shares in order to implement any such dismissal and further appointment.

(b)           A member of the Board of Directors may resign from such position at any time by tendering a written resignation.  Upon the resignation of a member of the Board of Directors who was a Tubos Director, Tubos shall be entitled to appoint a new individual to serve on the Board of Directors as a Tubos Director for the remainder of the term of the resigning member, and LSB 2 agrees to vote its shares in order to implement any such dismissal and further appointment.  Upon the resignation of a member of the Board of Directors who was an LSB 2 Director, LSB 2 shall be entitled to appoint a new individual to serve on the Board of Directors as an LSB 2 Director for the remainder of the term of the resigning member, and Tubos agrees to vote its shares in order to implement any such dismissal and further appointment.

(c)           Upon the death or Disability of a member of the Board of Directors who was a Tubos Director, Tubos shall be entitled to appoint a new individual to serve on the Board of Directors as a Tubos Director for the remainder of the term of such member, and LSB 2 agrees to vote its shares in order to implement any such dismissal and further appointment.  Upon the death or Disability of a member of the Board of Directors who was an LSB 2 Director, LSB 2 shall be entitled to appoint a new individual to serve on the Board of Directors as an LSB 2 Director for the remainder of the term of such member, and Tubos agrees to vote its shares in order to implement any such dismissal and further appointment.  For these purposes, a member of the Board of Directors shall be deemed to be under a disability if such member becomes physically or mentally incapacitated or disabled or otherwise unable to fully discharge his or her duties hereunder for a period of ninety (90) consecutive calendar days or for one-hundred and twenty (120) calendar days in any one-hundred and eighty (180) calendar-day period (“Disability”).

(d)           Each Shareholder agrees to provide the other Shareholder with Notice of any change in the identities of its respective members of the Board of Directors and to vote its Common Shares in favor of the appointment of any Director nominated by the other Shareholder in accordance with this Section 6.4.

(e)           The Shareholders shall assign one (1) Common Share that they hold to each Director designated and elected by them under this Article 6, provided that LSB 2 shall assign one (1) Common Share to each LSB 2 Director, and Tubos shall assign one (1) Common Share to each Tubos Director, if so required in accordance with the Corporation Law.  The Common Shares assigned to the Directors shall be deemed, for all purposes and effects of this Agreement, as owned by the Shareholder assigning such Common Shares.  Each Shareholder agrees to obtain from each Director designated by such Shareholder sufficient powers to exercise the voting rights attached to the assigned Common Shares in the Company’s shareholders’ meetings, as well as to transfer back such Common Shares in the event that the Director ceases, for any reason whatsoever, to be a member of the Board of Directors.

6.5           Salary and Expenses.

Members of the Board of Directors, as such, shall not receive any stated salary or fee from the Company for their services and each Shareholder shall bear the costs of the members of the Board of Directors appointed by it with respect to their attendance to the meetings of the Board of Directors, except that members of the Board of Directors may be reimbursed by the Company for their reasonable expenses incurred in connection with attendance at a special meeting of the Board of Directors upon a resolution of the Board of Directors, on an exceptional basis.

6.6           Resolutions.

The Board of Directors shall act by resolution, adopted in the manner hereafter set forth.  Such action may be general and continuing in nature, or may be confined to specific instances.  Except as otherwise required in Section 6.7, resolutions of the Board of Directors must be adopted by a majority of the members of the Board of Directors present at any meeting at which a quorum exists and must be adopted by at least one (1) Tubos Director and by at least one (1) LSB 2 Director.  If a quorum does not exist solely due to the refusal or unwillingness of a Shareholder’s designees to the Board of Directors to be present, the other Shareholder’s designees may adjourn until a later date and, failing the other Shareholder’s designees’ appearance at such adjourned meeting such Shareholder may conclude that a Deadlock has occurred and thereafter initiate the Mediation procedures set forth in Section 5.5.

6.7           Super-Majority Approval.

The following matters shall be adopted only upon the affirmative vote of at least five (5) of the Directors:

(a)           any sale of all or substantially all of the assets of the Company or any of its subsidiaries, in each case whether or not resulting in any distribution or payment of any cash or property to the debt holders and shareholders of the Company in their capacity as such;

(b)           any authorization, declaration or payment of any dividends or any other distribution with respect to Common Shares in accordance with Section 4.1.

(c)           any authorization, issuance or creation (by recapitalization or otherwise) of any debt securities of the Company or any of its subsidiaries;

(d)           formation of, acquisitions of, or investments in, businesses (or part thereof) or direct or indirect subsidiaries, by the Company or any of its subsidiaries (whether through assets, shares or other securities);

(e)           dispositions of any business or investment (or part thereof) by the Company or any of its subsidiaries (whether through assets, shares or other securities, other than the disposal of assets constituting inventory in the ordinary course of business consistent with past practices);

(f)            the removal of the CEO or the CFO as Officers of the Company;

(g)           approval of the Annual Business Plan; provided, that if the Annual Business Plan is not approved, then the prior year’s Annual Business Plan will remain in effect until such time as a new Annual Business Plan is approved;

(h)           interim changes to the Company’s budget contained in the Annual Business Plan greater than two percent (2%) for any line item individually or four percent (4%) in the aggregate;

(i)            to the extent not contained in the Annual Business Plan:

(i)            any Contracts, or series of related Contracts, written or oral, of the Company or any of its subsidiaries with a value over the life of such Contract, or Contracts, in excess of US$1,000,000, except for (x) the renewal of any Contract made on market terms and (y) purchase and sale agreements for Tubular Products entered into in the ordinary course of business;

(ii)           any incurrence of Indebtedness, other than (a) Third Party accounts payable incurred in the ordinary course of business consistent with past practices and not in excess of US$1,000,000 in any one instance or US$2,000,000 in the aggregate annually;

(iii)          any satisfaction or discharge of any Indebtedness or any payment of any obligation of the Company or any of its subsidiaries in excess of US$1,000,000, other than in the ordinary course of business consistent with past practice or in accordance with the payment scheme contained in any documentation previously approved by the Board of Directors;

(iv)          any waiver of a right or Indebtedness owed to the Company or its subsidiaries exceeding US$1,000,000 individually or US$2,000,000 in the aggregate annually;

(v)           material changes to the compensation of, or the creation of any new compensation plans for, any Officer of the Company or any of its subsidiaries, or the hiring, firing or changes to the compensation or material duties of any Officer;

(vi)          adoption, amendment, modification or termination of any individual or group employee retirement plan or any other welfare benefit plan or policy if the annual costs of adopting, approving, modifying, amending or terminating such plan would exceed US$1,000,000;

(vii)         any commitment relating to a loan to or guarantee of any obligation of any person in excess of US$1,000,000, provided that no loan or guarantee which is not related to the business of the Company shall be authorized;

(viii)        the instigation or settlement of any claim, suit, action, case or proceeding involving (a) an amount in dispute in excess of US$1,000,000 or (b) threats to the reputation of the Company, any of its subsidiaries, or any of its Directors or Shareholders;

(ix)           removal or changes in the Company’s, or any subsidiary’s, Auditors;

(x)            any entry into any consulting agreement or like arrangement in excess of US$250,000 annually;

(xi)           annual capital expenditures by the Company and its subsidiaries in excess of US$1,000,000 individually or US$2,000,000 in the aggregate annually;

(xii)          any material change to the accounting policies of the Company and/or any of its subsidiaries; and

(xiii)         any transactions between the Company and Tubos or LSB 2, or any Affiliate of Tubos or LSB 2.

6.8           Place of Meetings.

The Board of Directors may hold its meetings at the principal office of the Company as set forth in Section 2.2 hereof, or at such other place as may from time to time be determined by a majority of the Directors.  The Board of Directors shall use its best efforts to hold, in each fiscal year, one-half of its meetings in Brazil and one-half of its meetings in the United States of America.  Notwithstanding the foregoing, the members of the Board Directors may participate in a meeting of the Board of Directors by means of video or telephone conference, provided that all persons participating in the meeting can be clearly identified.  Video or telephone participation in a meeting will constitute presence at such meeting.  In such event, the meeting shall be considered as held where the Chairman is located.  In the event of a meeting held by video or telephone conference, any resolutions taken during such meeting shall be put in writing and the respective minutes of such meeting shall be circulated amongst the Directors who attended the meeting and signed by all of them.

6.9           Regular Meetings.

Regular meetings of the Board of Directors shall be held at least quarterly on such dates as established in advance by resolution of the Board of Directors.

6.10         Special Meetings.

Special meetings of the Board of Directors may be called by any member of the Board of Directors or the CEO by Notice sent to each member of the Board of Directors in accordance with Section 12.17 and Section 6.3 hereof.

6.11         Records of Action.

Written records of all action taken by the Board of Directors, whether at a regular or special meeting, shall be kept at the principal office of the Company, in the proper corporate books.  The Board of Directors shall appoint a secretary at each such meeting for purposes of preparing minutes or other appropriate records reflecting the actions taken or matters discussed and/or agreed upon at such meeting.

6.12         Officers.

(a)           The Company shall have such individuals as officers (“Officers”) as may be elected by the Board of Directors subject to the terms and conditions of this Agreement.  The Officers of the Company shall consist of a Chief Executive Officer (the “CEO”), a Chief Financial Officer (the “CFO”) and of other Officers as may be nominated from time to time up to the number of Officers allowed in the Amended and Restated By-laws.  One person may hold, and perform the duties of, any two or more of such offices provided that the Company must have at least two Officers at any given time.  Each Officer shall serve for a term of the earlier of (i) three (3) years or (ii) such Officer’s death, Disability, resignation or removal in accordance with this Agreement.  Compensation of Officers shall be fixed by the Board of Directors within the compensation limits defined by the annual shareholders’ meeting for each fiscal year.  Any Officer may be removed, with or without cause, at any time by the Board of Directors (subject to this Agreement, including but not limited to Sections 6.6 and 6.7).  In its discretion, the Board of Directors may choose not to fill any office for any period as they may deem advisable, provided that the Company must have at least two Officers at any given time.  No Officer need be a Shareholder or a member of the Board of Directors.  Officers shall have such powers and duties as may be specified by, or in accordance with, the Corporation Law and the By-Laws, as such may be amended from time to time.

(b)           Each of the CEO and CFO shall be appointed by the Board of Directors from a list of two (2) or three (3) candidates selected by an executive search committee to be composed of one (1) representative of Tubos and one (1) representative of LSB 2 who will hire a reputable recruiting company to select the candidates for these positions.  The executive search committee may consider candidates, selected by the recruiting company, that are currently employed by any of the Shareholders or their Affiliates.  The other Officers, if any, shall be appointed by the Board of Directors from a list of two (2) or three (3) candidates for each position selected by the CEO, who shall employ the services of a reputable recruiting firm, if necessary.

(c)           The management of the Company shall be composed of professionals, whose purpose shall be to generate profits and achieve excellence in the performance of their activities.  The Officers of the Company, and of its subsidiaries, shall be professionals of recognized standing, have experience and educational background suitable for their offices and, wherever applicable, proven technical and administrative qualifications.

(d)           The Board of Directors shall substitute any Officer as may be requested, from time to time, by any two (2) of its members, each representing one (1) of the Shareholders, or by both Shareholders.

(e)           The Company shall have a Board of Officers, which shall be comprised of two (2) to six (6) Officers, and shall include the CEO and the CFO, and the remaining Officers, if elected, shall be Officers without special designation.

(f)            The CEO and the CFO shall each be considered key personnel of the Company and shall enter into a services agreement with the Company upon the unanimous approval of such services agreement by the Board of Directors.

(g)           As described below, the Officers shall have the following duties and responsibilities:

(i)            The Officers shall have the power to decide on any investment and/or expenditure up to US$1,000,000, provided that such investment and/or expenditure (A) is in accordance with the purpose of the Company as stated in Section 2.3, (B) is not subject to the prior approval of the Board of Directors, as provided for in Sections 6.6 and 6.7, and (C) is in accordance with the Annual Business Plan.

(ii)           The CEO shall be the senior Officer of the Company and shall have the powers and perform the duties incident to that position.  Subject to the power of the Board of Directors, the CEO shall (A) have the general and active charge of the entire business and affairs of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect and (B) execute bonds, mortgages and other Contracts except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Company.  The CEO shall report to the Board of Directors and shall have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors.  All the other Officers, including the CFO, shall report to the CEO or as directed by the CEO.

(iii)          The CFO shall have charge and custody of, and be responsible for, all funds and securities of the Company.  The CFO shall make available at all reasonable times the Company’s books of account and records to any member of the Board of Directors upon application during business hours at the office of the Company where such books and records shall be kept.  Upon request by the Board of Directors, the CFO shall render a statement of the condition of the finances of the Company at any meeting of the Board of Directors or of the Shareholders.  The CFO shall be responsible for establishing and maintaining an adequate internal control structure and procedures for financial reporting as though the Company is required to comply with the Sarbanes-Oxley Act of 2002, and regulations promulgated thereunder, as such act may be amended or superseded.  Each Shareholder acknowledges that LSB 2 is required to prepare financial statements in the manner required by the SEC and that the CFO shall be required to prepare financial statements at the times and in the manner as required so that LSB 2 can meet its obligations in preparing its own financial statements for SEC reporting purposes at the cost and expense of the Company.  The CFO shall receive, and give receipt for, moneys due and payable to the Company from any source whatsoever, and, in general, the CFO shall perform all the duties incident to the office of CFO and such other duties as from time to time may be assigned to him or her by the CEO or the Board of Directors.  The CEO shall not, nor shall any other Officer, be required to give a bond for the faithful discharge of the CFO’s duties.

(iv)          The specific duties and authority of the remaining Officers shall be as described in the Amended and Restated By-Laws or determined by the Board of Directors from time to time.

(v)           Subject to limitations set forth in this Agreement, in the Company’s Amended and Restated By-Laws and the Corporation Law, any two (2) Officers, upon prior resolution of the Board of Officers, may, from time to time, delegate to any Person (including any Shareholder or Officer of the Company or any member of the Board of Directors) such authority and powers to act on behalf of the Company as it shall deem advisable in its sole discretion.  Any delegation pursuant to this Section 6.12(g)(v) may be revoked at any time and for any reason or no reason by the Board of Officers or the Board of Directors in their sole discretion.

6.13         Fiduciary Duties.

(a)           Subject to, and as limited by, the provisions of this Agreement, the members of the Board of Directors and the Officers, in the performance of their duties as such, shall owe to the Company such fiduciary duties as are owed under the Laws of Brazil by directors and officers to a corporation incorporated under the Laws of Brazil.

(b)           No individual who is a member of the Board of Directors or an Officer shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or Liability of the Company, whether that Liability or obligation arises in Contract, Law, or otherwise, solely by reason of being a member of the Board of Directors or an Officer.

6.14         Board of Officers.

(a)           Unless all of the members of the Board of Officers are present or those not present waive notice, no meeting of the Board of Officers shall be validly convened unless five (5) days written notice thereof, specifying the business to be transacted at the meeting is given to all members of the Board of Officers.  In the event that such notice is given, the presence of at least a majority of the members of the Board of Officers shall be required to constitute a quorum at any meeting of the Board of Officers.

(b)           No resolution with respect to any matter may be put forth to any meeting of the Board of Officers unless the notice of the meeting contains reasonable detail of the matter, including any supporting documentation, or unless all of the members of the Board of Officers are present and do not object to the matter being put to the meeting or otherwise waive the provisions of this Section 6.14(b).

(c)           The Board of Officers shall act by resolution, which must be adopted by a majority of the members of the Board of Officers present at any meeting.

ARTICLE 7
LIABILITY AND INDEMNIFICATION

7.1           Liability of Shareholders and Directors.

No Shareholder, member of the Board of Directors or Officer shall be liable for any debt, obligations or Liabilities of the Company or any other Shareholder, member of the Board of Directors or Officer, unless personally guaranteed by the Shareholder, member of the Board of Directors or Officer pursuant to a separate document.

7.2           Indemnification.

(a)           The Shareholders, the members of the Board of Directors, Officers, all of the respective Affiliates of each of them, and the respective shareholders, members, managers, directors, officers, partners and employees of each of them, individually and collectively an Indemnitee, shall be indemnified and held harmless by the Company, as Indemnitor, to the fullest extent permitted by applicable Law, subject to the limitations set forth herein, from and against any and all losses, claims, damages, Liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts (“Losses”) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Indemnitee’s status, which relates to or arises out of the Company, its assets, business or affairs, if in each of the foregoing cases (i) the Indemnitee acted in accordance with the Law, in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct or a breach of this Agreement.  The termination of any action, suit or proceeding by judgment, Order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.  Any indemnification required by the Company pursuant to this Article 7 shall be made only out of the assets of the Company and no member of the Board of Directors, Officer or Shareholder shall have any personal Liability on account thereof.

(b)           Each Shareholder agrees to indemnify, defend, and hold the other Shareholder and its Affiliates harmless against all Losses suffered or incurred by, or asserted against, any of them relating to or arising from the Losses identified in clauses (i) and (ii) of Section 7.2(c).  In the event that there is such a Loss as identified in clauses (i) or (ii) of Section 7.2(c), the non-breaching Shareholder may, in addition to any other remedies available, following thirty (30) days written Notice and opportunity to cure to the breaching Shareholder, elect to charge the amount of Losses suffered by the non-breaching Shareholder against any distribution of any kind otherwise payable to the breaching Shareholder.

(c)           Except as set forth herein, each Shareholder shall indemnify, defend and hold harmless the Company and the other Shareholder and its Affiliates as Indemnitees to the fullest extent permitted by applicable Law against all Losses of those Indemnitees caused by, resulting from or arising out of (i) Losses (including attorneys’ fees and expenses) incurred as a result of the violation, default or breach by the Indemnitor or its Affiliates of this Agreement or (ii) the fraud, intentional violation of Law, willful misconduct or gross negligence of the Indemnitor or any of its Affiliates.

(d)           No Indemnitor shall be obligated to indemnify an Indemnitee pursuant to this Article 7 to the extent that (i) the Indemnitee or its Affiliates have committed by way of action or omission any fraud, intentional violation of Law, gross negligence or willful misconduct that led to the Loss or (ii) the Loss to the Indemnitee was caused by, resulted from or arose out of a breach, default or violation by the Indemnitee or its Affiliates of this Agreement.

7.3           Indemnification Procedures and Restrictions.

(a)           If a claim, action, suit or proceeding or assertion of Liability is made by a Third Party against a possible Indemnitee that, if prevailed upon by any such Third Party, would result in such Indemnitee being entitled to indemnification as an Indemnitee pursuant to this Article 7 (“Claim”), the Indemnitee will upon learning of the Claim give to each possible Indemnitor immediate written Notice of the Claim and request the Indemnitors to defend the Claim at the Indemnitors’ sole cost and expense with counsel reasonably acceptable to the Indemnitee.  Failure to so notify the Indemnitors will not relieve the Indemnitors of any Liability that the Indemnitors may have to such Indemnitee except to the extent that such failure actually and materially prejudices the Indemnitors’ legal position.  The Indemnitors shall have the obligation to defend the Indemnitee against the Claim if such Indemnitee is entitled to indemnification pursuant to this Article 7.  The Indemnitors shall give written Notice within ten (10) Business Days to the Indemnitee of acceptance or rejection of the defense of the Claim and the name of the counsel selected by the Indemnitors to defend the Claim.  Failure to give such Notice timely shall be deemed a rejection of the indemnification request.  If an Indemnitor refuses or fails (or is deemed to refuse) for any reason to defend an Indemnitee in violation of this Section 7.3, or places qualifications or conditions on the acceptance of the obligation to defend such Claim, the Indemnitee (i) shall have the right to defend the Claim with legal counsel it selects and (ii) after any final non-appealable judgment or binding settlement or dismissal, if the Indemnitor is the Company or another Shareholder, shall be paid or reimbursed the full amount of all costs and expenses (including, without limitation, the costs of investigation and experts, consultants and reasonable attorneys’ fees, costs, expenses and disbursals) that the Indemnitee incurred in defending itself and any Losses (which shall include, without limitation, the amount of any such judgment or settlement, including any interest or penalties associated therewith) to which it is determined to be entitled before any distributions are made pursuant to Article 4 hereof, subject to the provisions of this Agreement.  Even if the defense of the Claim is unconditionally accepted, the Indemnitee shall be entitled to participate with the Indemnitors in the defense and also will be entitled at its option (and expense) to employ separate counsel for the defense.  Each Indemnitor and Indemnitee shall cooperate with each other in the defense of a Claim and shall make its relevant records and personnel available to the other with respect to the defense except to the extent that any such Person shall reasonably determine (based upon advice of counsel) that making all or any portion of its relevant records available to another

Person would constitute a waiver and result in the loss of the attorney-client privilege or the attorney work-product privilege between such Person and its legal counsel; provided, however, that each Shareholder recognizes and agrees that legal work and legal services performed in connection with the Business, the Facility and the operation and management of the Company is performed on behalf of the Company, so that neither any Shareholder nor the Company shall be entitled to withhold from any Shareholder records or personnel relating to work or services that is performed on behalf of the Company or in connection with the Business or the Facility.

(b)           No Indemnitee shall be entitled to indemnification under this Article 7 if it has entered into any written settlement or compromise of any Claim without the prior written consent of the Indemnitors.  If a bona fide settlement offer is made with respect to a Claim and the Indemnitors desire to accept and agree to the offer, the Indemnitors will give written Notice to the Indemnitee to that effect (“Settlement Notice”).  If the Settlement Notice (i) includes a full, unconditional release of the Indemnitee, which release is enforceable in the reasonable opinion of the Indemnitee’s counsel, (ii) does not have any material adverse effect on the Indemnitee and (iii) the Indemnitee fails to consent to the settlement offer within ten (10) Business Days after receipt of the Settlement Notice or rejects the settlement offer, then the Indemnitee shall thereafter be solely responsible for continuing the defense of such Claim.  In that event, the maximum Liability of the Indemnitors as to such claim will not exceed the amount of such settlement offer.

(c)           Funds of the Company shall not be used for indemnification except to the extent that the Company is an Indemnitor.

7.4           Expenses.

Expenses (including, without limitation, any costs of investigation and experts, consultants and reasonable legal fees, costs, expenses and disbursements) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in this Article 7 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of all of the Shareholders, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Article 7.

7.5           Non-Exclusivity.

The indemnification and advancement of expenses set forth in this Article 7 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Corporation Law, the Amended and Restated By-Laws, this Agreement, any other agreement, a vote of Shareholders, a policy of insurance, or otherwise, and shall not limit in any way any right which the Company may have to make additional indemnifications with respect to the same or different persons or classes of persons, as determined by the Shareholders. The indemnification and advancement of expenses set forth in this Article 7 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

7.6           Insurance.

The Company may purchase and maintain insurance on behalf of the Indemnitees against any Liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such Liability under this Article 7.

7.7           Duties.

Each of the Shareholders hereby acknowledges and agrees that each Shareholder shall be entitled to perform its duties and obligations hereunder and to otherwise act in relation to the Company in the manner that such Shareholder believes to be in the best interests of such Shareholder, all to the fullest extent permitted by applicable Law without violating the express provisions of this Agreement.

ARTICLE 8
TRANSFERS OF INTERESTS

8.1           General Restrictions.

(a)           Except as set forth in Sections 8.5, 8.6, 8.7, and 8.9, no Shareholder may Transfer all or any part of such Shareholder’s Common Shares for a period of three (3) years from the date of the completion and start-up of the heat-treatment and finishing facilities at the Facility (the “Dedication Period”).  Following the Dedication Period, no Shareholder may Transfer all or any part of such Shareholder’s Common Shares, except as provided in this Agreement.  A permitted Transfer shall be effective as of the date specified in the instruments relating thereto.  Any transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 8 to the same extent and in the same manner as any Shareholder desiring to make any Transfer.

(b)           Notwithstanding anything to the contrary in this Article 8, the Shareholders may not, at any time, Transfer directly or indirectly all or any part of their Common Shares to any Person, if, after such transfer, the Company would not be in compliance with all applicable Law, as determined by the Company based on the advice of outside counsel, (ii) Tubos would not be in compliance with all applicable Law, as determined by Tubos based on the advice of outside counsel, or (iii) LSB 2 would not be in compliance with all applicable Law, as determined by LSB 2 based on the advice of outside counsel.

(c)           Notwithstanding anything to the contrary in this Article 8, except in connection with a Sale Event pursuant to Section 8.9, the Shareholders may not, at any time, Transfer directly or indirectly all or any part of their Common Shares to any Person engaged in the Business.

(d)           Any purported Transfer of Common Shares that is not authorized pursuant to this Agreement shall be null and void ab initio and of no effect whatsoever and shall not relieve the purported transferor of any of its rights or obligations under this Agreement and the Shareholder making such purported Transfer shall indemnify and hold the Company and the other Shareholder harmless from and against any federal, state or local income taxes, or transfer taxes, including without limitation, transfer gains taxes, arising as a result of, or caused directly or indirectly by, such purported Transfer; provided, however, that if the Company is required by Law to recognize a Transfer that is not so authorized, the rights transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Common Shares purported to have been Transferred, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company or the other Shareholder) to satisfy any debts, obligations or Liabilities for damages that the transferor or transferee of such rights may have to the Company and the other Shareholder.

8.2           Permitted Transfers.

(a)           The restrictions set forth in this Article 8 shall not apply with respect to any Transfer of Common Shares (i) by either Shareholder to any of its controlled Affiliates, including the transfer of Common Shares from LSB 2 to LSB 1 in connection with the anticipated merger of LSB 2 with and into the Company in accordance with Section 8.8, (ii) by either Shareholder as compelled by Law or regulation, or (iii) pursuant to Sections 8.5, 8.6, 8.7, 8.8 and 8.9; provided that, in the case of a Transfer to any Person pursuant to clauses (i), (ii), and (iii) above, the restrictions contained in this Article 8 shall continue to be applicable to the Common Shares after such Transfer and such Person shall have complied with the provisions of Section 8.3.  Notwithstanding the foregoing, no Shareholder shall avoid the provisions of this Agreement by making one or more Transfers pursuant to (i) above and then disposing of all or any portion of its interest in such Affiliate transferee.  If such Affiliate transferee no longer qualifies as an Affiliate of the transferring Shareholder, such Shareholder shall cause such Affiliate transferee to promptly Transfer the Common Shares such Person holds in the Company to another Person who is an Affiliate of such transferring Shareholder.  In the case of a transfer pursuant to clause (i) above, the transferee Affiliate shall become part of the GPC Group or the Lone Star Group, as the case may be.  The exceptions set forth in this Section 8.2(a) are not intended to apply to transfers by operation of law, to which the prohibitions and restrictions under this Article 8 shall continue to apply.

(b)           Notwithstanding anything to the contrary in this Agreement, each Shareholder shall have the right to Transfer by a written instrument, all or any portion of such Shareholder’s Common Shares, if, and only if, the Shareholders have unanimously consented in writing to such Transfer.

8.3           Substitute Shareholders.

No transferee of a Shareholder’s Common Shares shall become a substitute Shareholder in place of the transferor unless and until:

(a)           the Transfer has been made in compliance with the terms of this Agreement, including, without limitation, the terms of this Article 8;

(b)           the transferee has executed an instrument accepting and adopting the terms and provisions of this Agreement, which shall provide that such transferee shall have all the rights and obligations of the transferring Shareholder hereunder;

(c)           the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Shareholder; and

(d)           except in the case of a Transfer effected pursuant to Section 8.2(a) hereof, the non-transferring Shareholder shall have consented (which consent may be unreasonably or arbitrarily withheld) in writing to such transferee becoming a substitute Shareholder; it being understood and agreed that the consent of the non-transferring Shareholder shall not be required in connection with a Transfer effected pursuant to Section 8.2(a) hereof in order for such a transferee to become a substitute Shareholder.

Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the Board of Officers shall cause the books and records of the Company to reflect the admission of the transferee as a substitute Shareholder to the extent of the transferred Common Shares held by the transferee.

8.4           Effect of Admission as a Substitute Shareholder.

(a)           A transferee who has become a substitute Shareholder has, to the extent of the transferred Common Shares, all the rights, powers and benefits of and is subject to the restrictions and Liabilities of a Shareholder under the Amended and Restated By-Laws, this Agreement and the Corporation Law.  Upon admission of a transferee as a substitute Shareholder, the transferor of the Common Shares so held by the substitute Shareholder shall cease to be a Shareholder of the Company to the extent of such transferred Common Shares.

(b)           Notwithstanding anything to the contrary in this Agreement, so long as either Tubos or LSB 2 continues to own, directly or indirectly, any Common Shares in the Company, such Shareholder shall continue to have the right to designate the number of directors on the Board of Directors as set forth in this Agreement.

8.5           Buy/Sell.

(a)           Notwithstanding anything to the contrary contained herein, unless either Shareholder has previously initiated a Sale Event pursuant to Section 8.9 and such Sale Event has not been terminated pursuant to Section 8.9, each Shareholder shall have the right, in its sole and absolute discretion, to initiate and complete the buy-sell procedures described in this Section 8.5 (the “Buy-Sell Procedures”) at any time upon the occurrence of any of the following circumstances:

(i)            following the inability to resolve a Deadlock as set forth in Section 5.5,

(ii)           upon the other Shareholder’s failure to cure a material violation, default or breach of this Agreement within thirty (30) days of receipt of written Notice of such material violation, default, or breach of this Agreement, or

(iii)          upon a reduction of its interest in the Common Shares of the Company to 20% or less of the issued and outstanding Common Shares.

(b)           The Shareholder that elects to initiate the Buy-Sell Procedures (the “Initiating Shareholder”) shall give written Notice (the “Buy-Sell Notice”) to the other Shareholder of its intention to sell all of its Common Shares in the Company.  The Buy-Sell Notice shall include the intended date of sale and the proposed purchase price in U.S. dollars (the “Offer Price”) for all, but not less than all, of the Initiating Shareholder’s Common Shares, the terms of payment of such purchase price and all other matters relating to such sale.  The Buy-Sell Notice shall constitute a binding offer by the Initiating Shareholder to sell to the non-Initiating Shareholder all of such Initiating Shareholder’s Common Shares upon the terms set forth in such Buy-Sell Notice.  The Buy-Sell Notice must be delivered in accordance with Section 12.17 hereof.

(c)           The non-Initiating Shareholder shall have forty-five (45) calendar days from the date of the Buy-Sell Notice (“Outside Response Date”) to send a written response (“Response Notice”) to the Initiating Shareholder, which Response Notice sets forth the non-Initiating Shareholder’s election (i) to be the “seller” under the Buy-Sell Procedures and to sell all of its Common Shares to the Initiating Shareholder or (ii) to be the “purchaser” under the Buy-Sell Procedures and to purchase all of the Common Shares owned by the Initiating Shareholder.  The Response Notice may not contain any conditions or qualifications to such election and must contain one of the following statements:

(i)            In response to the Buy-Sell Notice, [Insert name of non-Initiating Shareholder] hereby irrevocably elects to sell its Common Shares to [Insert name of Initiating Shareholder]; or

(ii)           In response to the Buy-Sell Notice, [Insert name of non-Initiating Shareholder] hereby irrevocably elects to purchase the Common Shares of [Insert name of Initiating Shareholder].

(d)           If the non-Initiating Shareholder elects to be purchaser, its Response Notice shall constitute its legally binding obligation to complete the purchase described in this Section 8.5.

(e)           If the non-Initiating Shareholder elects in its Response Notice to be the seller or if the non-Initiating Shareholder does not comply with any applicable requirement of subsection (c) or (d) above in a timely manner, then the non-Initiating Shareholder shall be deemed to have elected to be the seller and the Initiating Shareholder shall be deemed to have elected to be the purchaser.

(f)            The purchaser (as determined pursuant to the preceding provisions) shall fix a closing date (“Closing Date”), which must be a Business Day not later than sixty (60) days following the Outside Response Date.  The purchaser shall notify the seller in writing of the Closing Date not less than fifteen (15) calendar days prior thereto.  If the purchaser does not fix the Closing Date within fifty (50) calendar days following the Outside Response Date, then the Closing Date shall automatically be the sixtieth (60th) calendar day following the Outside Response Date; provided, however, that if that date is not a Business Day, then the Closing Date shall be the next Business Day.

(g)           If the purchaser defaults in its obligation to complete the transaction by the later to occur of the Closing Date and the receipt of any required regulatory approvals to such transaction, the seller shall (i) have the right, to be exercised by Notice to the purchaser and completed within thirty (30) calendar days of the original Closing Date determined under Section 8.5(f), to become the purchaser but based on a price equal to ninety percent (90%) of the original Offer Price or (ii) be entitled to pursue any and all other remedies, including, without limitation, specific performance, available under this Agreement or through court or other appropriate legal proceedings, whether at law or in equity, other than the right to seek monetary damages.  The Shareholders hereby agree that antitrust approvals in Brazil, to the extent permitted by law, shall not be required to be obtained before the completion of the transactions contemplated by this Section 8.5.

(h)           If the seller defaults in its obligation to complete the transaction by the Closing Date, then the purchaser shall be entitled to all available legal and equitable remedies against the seller, including specific performance of the seller’s obligation to complete the transaction and recovery of all Losses of purchaser caused by seller’s default (including attorney’s fees, costs, expenses and disbursements paid or incurred in any legal or equitable action).

(i)            A Shareholder who as purchaser defaults in its obligation to complete the transaction by the Closing Date shall lose its rights to give a Buy-Sell Notice for a period of twenty-four (24) months after its failure to perform its obligations under this Article 8, except upon the other Shareholder’s material violation, default or breach of this Agreement.

8.6           Right of First Refusal.

(a)           Should any Shareholder (a “Transferring Shareholder”) propose or receive an offer to Transfer any of its Common Shares (other than a permitted Transfer) or its preemptive right to purchase Common Shares in the event of the issuance of Common Shares by the Company from a Third Party, the Transferring Shareholder shall obtain from such Third Party a bona fide offer in writing, which offer shall be irrevocable for a period of sixty (60) Business Days (the “Offer”) and which it is ready and willing to accept to transfer the Common Shares for cash or certified check and shall deliver to the Company and the other Shareholder (the “Non-Transferring Shareholder”) written notice of such proposed Transfer together with a copy of the Offer within ten (10) Business Days of receipt thereof.  The Non-Transferring Shareholder shall have the irrevocable right, but not the obligation, to request that the Transferring Shareholder offer, and in the event such request is made, the Transferring Shareholder shall offer, to the Non-Transferring Shareholder and/or its designee the opportunity to acquire all, but not less than all, of such Common Shares proposed to be Transferred.  Any such offer and sale to the Non-Transferring Shareholder shall be at the same price and on terms and conditions no less favorable to the Non-Transferring Shareholder than those set forth in the Offer.  The Non-Transferring Shareholder shall have thirty (30) Business Days from the date it has received the Offer to accept by written instrument such Offer from the Transferring Shareholder.

(b)           If the Non-Transferring Shareholder declines to purchase the offered Common Shares, or does not accept the offer to purchase the Common Shares within the thirty (30)

Business Days, the Transferring Shareholder shall, subject to the rights set forth in Section 8.7, Transfer such Common Shares pursuant to the terms and conditions set forth in the Offer; provided, that any transferee must agree to be bound by the terms and conditions set forth in this Agreement.  If such Transfer is not completed within sixty (60) Business days counted from the date the notice provided in Section 8.6(a) is given to the Non-Transferring Shareholder, the Offer has to be renewed.

8.7           Tag-Along Rights.

If any Common Shares to which the Transferring Shareholder has received an Offer are not Transferred to the Non-Transferring Shareholder pursuant to Section 8.6 (the “Remaining Common Shares”), the Transferring Shareholder shall provide the Non-Transferring Shareholder the right to participate in any Transfer of the Remaining Common Shares pursuant to the Offer, and the Non-Transferring Shareholder may elect, at its option, to participate in such Transfer within thirty (30) Business days from the receipt of the Offer by giving notice thereof to the Transferring Shareholder; provided, that if the aggregate amount of any Common Shares proposed to be sold by the Transferring Shareholder and the Non-Transferring Shareholder in such transaction exceeds the Common Shares that can be sold on the terms and conditions of the proposed Transfer, then the Non-Transferring Shareholder shall be entitled to include in the Transfer only its pro-rata portion of Common Shares and the Transferring Shareholder shall be entitled to include that amount of Common Shares proposed to be Transferred by the Transferring Shareholder as set forth in the Offer (reduced, to the extent necessary, so that the Non-Transferring Shareholder shall be able to include its pro-rata portion).  This option shall be at the same price and on terms no less favorable than those obtained by the Transferring Shareholder.

8.8           Future Merger.

Each Shareholder hereby acknowledges that LSB 2 shall merge with and into the Company at a future date determined by Lone Star.  Upon the request of LSB 2, Tubos hereby agrees that it, as a Shareholder, shall cause the members of the Board of Directors appointed by it to call a Shareholders’ Meeting of the Company for the purposes of discussing the merger, shall attend any Shareholders’ Meeting held for such purposes and shall exercise the voting rights attached to the shares held by it in a way to cause the approval of such merger, and that it shall cause the Tubos Directors to vote in favor of such merger, provided, that such merger (a) does not result in dilution of Tubos’ equity participation in the Company and (b) Lone Star agrees to indemnify and hold harmless the Company and each Shareholder from any Losses arising from Liabilities of LSB 2 that are succeeded to by the Company.  Any successor in interest to Tubos hereunder shall also be bound by this Section 8.8.

8.9           Sale Event.

(a)           The Shareholders agree that, unless either Shareholder has previously initiated the Buy-Sell Procedures pursuant to Section 8.5 and such transaction has not been terminated pursuant to Section 8.5, (i) either Shareholder, at any time following eight (8) years from the date hereof, (ii) Tubos, within 90 days following an LSB 2 Change of Control, (iii) LSB 2, within 90 days following a GPC Change of Control or (iv) Tubos, within 90 days following a Lone Star Change of Control (as applicable, the “Triggering Shareholder”), may propose pursuant to a notice in writing (the “Triggering Notice”) to the other Shareholder (the “Non-Triggering Shareholder”), a transaction or a series of related transactions in which the Company would be sold or would sell all or substantially all of its direct or beneficial interest in its assets to a Third Party (a “Sale Event”).  The right of a Triggering Shareholder to cause a Sale Event is not subject to the right of first refusal set forth in Section 8.6 or to the tag-along rights set forth in Section 8.7.  The transfer of Common Shares pursuant to a Sale Event shall not be subject to the restriction set forth in Section 8.1(c).

(b)           In the event of a Triggering Notice, the Non-Triggering Shareholder shall have the right to give the Triggering Shareholder written Notice (the “Offer Notice”) of its intention to purchase all of the Common Shares of the Company not already owned by the Non-Triggering Shareholder.  If the Non-Triggering Shareholder does not give the Triggering Shareholder such Offer Notice within fifteen (15) Business Days after the Non-Triggering Shareholder’s receipt of the Triggering Notice, the Triggering Shareholder shall have the right to proceed with a Sale Event pursuant to Sections 8.9(c)-(f).  The Offer Notice shall include the intended date of the transaction and the proposed purchase price in U.S. dollars for all, but not less than all, of the Common Shares of the Company not already owned by the Non-Triggering Shareholder.  Upon the Triggering Shareholder’s receipt of the Offer Notice, the Shareholders shall negotiate in good faith the terms contained in the Offer Notice and all other matters relating to such transaction.  If, fifteen (15) Business Days after the Triggering Shareholder’s receipt of the Offer Notice (the “Negotiation Period”), the Shareholders have not come to an agreement on the material terms of such transaction, the Triggering Shareholder shall have the right to proceed with a Sale Event pursuant to Sections 8.9(c)-(f).

(c)           Subject to Section 8.9(d) below, in connection with such Sale Event, the Triggering Shareholder (with the cooperation of the Company) shall take all necessary action (including, if desirable, the hiring of legal and other advisors on behalf and at the expense of the Company) to identify and contact eligible buyers for such Sale Event and otherwise conduct a customary sale process.  Taking into account all relevant factors (including, without limitation, price, terms and conditions and likelihood of a successful transaction), the Triggering Shareholder shall select the most suitable buyer for such Sale Event, and the other Shareholders shall cooperate in all activities related to such sale.

(d)           The transactions contemplated by such Sale Event (and all corresponding documentation) shall be negotiated by LSB 2 and Tubos on behalf of the Shareholders; provided, however, that (i) the consideration to be received in any Sale Event shall consist solely of cash and/or marketable securities, (ii) the Liability for any representations and warranties shall be pro rata and shall be capped at an agreed upon escrowed amount and (iii) no Shareholder shall be subject, without its consent, to any non-competition agreement.  The Shareholders hereby agree to vote their Common Shares at a meeting of shareholders, and take all other necessary action (including causing the Company to call a special meeting of shareholders) to consummate the Sale Event.

(e)           The Shareholders hereby agree that any sales price in connection with a Sale Event shall be determined as follows.  If an Offer Notice has been delivered pursuant to Section 8.9(b), Tubos and LSB 2 shall negotiate as required pursuant to such section until the expiration of the Negotiation Period.  Within ten (10) Business Days following the delivery of the Triggering Notice (or, in the case of the Offer Notice having been delivered, the expiration of the Negotiation Period), the Authorized Senior Executive Officers shall gather such information as they find necessary to determine the reasonable fair value of the Company, taking into account all relevant factors, which may include but shall not be limited to (i) the volatility of the industry in which the Company is engaged; (ii) its location; (iii) lack of liquidity afforded by public markets; (iv) its revenue, earnings and cash flow performance over the prior twelve (12) quarters; (v) the impact of extraordinary earnings or losses; (vi) existing or prospective changes in applicable tax, environmental and other Laws; (vii) the impact of the termination of any material contracts or agreements that would be caused by the consummation of a sale of the Company or its assets; (viii) future prospects for the Company and the industry, and (ix) any other factors that the Authorized Senior Executive Officers believe to be relevant.  The Company shall cause its officers and employees and outside advisors (such as its counsel and auditors) to cooperate with each of the Authorized Senior Executive Officers in gathering such information.  The Authorized Senior Executive Officers shall meet as soon as practicable after completion of the gathering of such information (but in no less than fifteen (15) Business Days after delivery of the Triggering Notice) with the objective of acting in good faith to determine a median fair market value for the Company, and a range of fair market values which shall not exceed or be less than the median fair market value by more than 7.5% in each instance (the “Range of Fair Market Values”).  If the Authorized Senior Executive Officers determine such a Range of Fair Market Values within thirty (30) Business Days following the delivery of the Triggering Notice, that range shall be applicable for all negotiations for the sale of the Company, unless both LSB 2 and Tubos agree in writing to another Range of Fair Market Values.  If the Authorized Senior Executive Officers cannot determine a Range of Fair Market Values within thirty (30) Business Days following delivery of the Triggering Notice, the Board of Directors shall select an internationally recognized investment bank or financial advisor with expertise in the sale of companies in the OCTG business (the “Advisor”), and such Advisor shall, within thirty (30) Business Days following the date of its engagement, determine the Range of Fair Market Values based on the factors set forth above and any other factors it deems relevant.  The Advisor shall deliver to the Board of Directors its written report, which shall be limited to the Range of Fair Market Values, although the Advisor may be required to meet with representatives of both LSB 2 and Tubos, as well as the Board of Directors, to explain the reasons for its determination of the Range of Fair Market Values.  In any event, the determination of the Range of Fair Market Values shall be final and binding on all Shareholders.  The Company shall cause its officers and employees and outside advisors to cooperate with the Advisor fully and promptly, and shall permit access to the Company, its books, records and personnel in order for the Advisor to accomplish its assignment efficiently and promptly.  LSB 2 and Tubos shall negotiate to sell the Company at a price that is not less than the lowest price in the range nor more than the highest price in the range of the Range of Fair Market Values.

(f)            In the event that the Company or the Shareholders do not receive a bona-fide offer in writing agreeing to a purchase price within the Range of Fair Market Values from a Third Party within one hundred and eighty (180) Business Days after the date on which the Range of Fair Market Values is determined in connection with a Sale Event, the Triggering Shareholder shall not have the right to cause such Sale Event or to cause a future Sale Event for one (1) year following the date on which the Range of Fair Market Values is determined and a new Range of Fair Market Values shall be determined in accordance with this Section 8.9 in connection with any future Sale Event.

ARTICLE 9
DISSOLUTION AND TERMINATION OF THE COMPANY

9.1           Events Causing Dissolution.

Except as otherwise expressly provided herein, the Company shall be dissolved upon the first to occur of the following events:

(a)           the unanimous agreement in writing by the Shareholders to dissolve the Company;

(b)           the sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom;

(c)           upon the occurrence of an event that terminates the continued ownership of the last remaining Shareholder of the Company;

(d)           upon the occurrence of an event whereby the Business is rendered inoperable for a period of twelve (12) consecutive months by reason of acts of God, strikes, lockouts, unavailability of materials, failure of power, prohibitive governmental laws or regulations, riots, insurrections, war or other reason beyond the Company’s reasonable control; provided, however, that the Company shall not be dissolved pursuant to this Section 9.1(d) until, in each of the aforesaid circumstances, the Shareholders have diligently and in good faith sought to abate and remove the circumstances causing such inoperability; or

(e)           the entry of a decree of judicial dissolution of the Company under Brazilian Federal Law No. 11.101, of February 9, 2005, as amended from time to time, or any other Law that replaces it in the future.

Notwithstanding the foregoing, upon an Event of Withdrawal of a Shareholder or upon the occurrence of any other event which terminates the continued ownership of a Shareholder in the Company (other than the last remaining Shareholder of the Company), the Company shall not be dissolved and the Business of the Company shall continue subject to the terms and conditions of this Agreement.  Each Shareholder hereby specifically consents to such continuation of the Business of the Company upon the Event of Withdrawal of any Shareholder (other than the last remaining Shareholder).  Immediately upon an Event of Withdrawal of a Shareholder caused by (i) the making of an assignment for the benefit of creditors, (ii) being subject to bankruptcy (“falência”) or judicial recovery (“recuperação judicial”) (as defined in Brazilian Law n. 11.101/05), or (iii) appointment of a trustee or receiver for the Shareholder or for all or any substantial part of its property, such Shareholder shall not be entitled to participate in the management of the business and affairs of the Company or to exercise the rights of a Shareholder, including the right to vote, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records.  Voting rights attached to such Shareholder’s Common Shares shall be deemed vested by proxy in the hands of the other Shareholder until such time as such Shareholder ceases to be under the effects of the Event of Withdrawal of such Shareholder.  Such Shareholder shall only be entitled to receive the share of distributions and profits to which such Shareholder would otherwise be entitled with respect to its Common Shares.

9.2           Notices to the Board of Trade.

Filing with the Board of Trade of the dissolution or liquidation status, as the case may be, shall be made as soon as such action is approved by the Shareholders.  Once the dissolution or liquidation is completed and registered by the Board of Trade, notices to all applicable governmental authorities shall be made.  The liquidator of the Company shall be jointly appointed by the Shareholders.

9.3           Cash Distributions upon Dissolution.

Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 9.1 hereof, the Board of Directors shall proceed to wind up the affairs of and liquidate the Company.  The costs of liquidation shall be borne as a Company expense.  If the Board of Directors determines that it would be in the best interest of the Shareholders to distribute any Property to the Shareholders in-kind (which distributions do not, as to the in-kind portions, have to be in the same proportions as they would be if cash were distributed, but all such in-kind distributions shall be taken into account at fair market value as determined by the Board of Directors), then the Board of Directors may either defer liquidation of, and withhold from distribution for a reasonable time, any Property except that which is necessary to satisfy the Company’s debts, Liabilities and obligations, or distribute the Property to the Shareholders in-kind.  The Liquidation Proceeds shall be applied and distributed in the following order of priority:

(a)           First, to the payment of debts, Liabilities and obligations of the Company in the order of priority as provided by Law (including loans or advances that may have been made by any of the Shareholders to the Company) and the expenses of liquidation.

(b)           Second, to the establishment of any reserve that the Board of Directors may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Company.  Such reserve may be paid over by the Board of Directors to an escrow agent to be held for disbursement in payment of any of the aforementioned Liabilities and, at the expiration of such period as shall be deemed advisable by the Board of Directors, for distribution of the balance in the manner provided in this Article 9.

(c)           Third, to the extent not previously paid under Sections 9.3(a) or 9.3(b), to the Shareholders according to their Common Shares.

ARTICLE 10
ACCOUNTING AND BANK ACCOUNTS

10.1         Fiscal Year and Accounting Method.

The Fiscal Year and taxable year of the Company shall be as set forth in the definition of Fiscal Year.  The Board of Directors shall also determine the accounting method to be used by the Company, within Brazilian GAAP.  The Company may maintain ancillary controls in order to be able to reconcile and present to its Shareholders it accounting also in accordance with US GAAP.

10.2         Books and Records.

(a)           The books and records of the Company shall be maintained at its principal place of business and shall be maintained in Portuguese.  The Company shall also maintain an ancillary set of records in English.

(b)           In addition to any books and records required by applicable law, the Company shall keep the following books and records:

(i)            true and full information regarding the status of the business and financial condition of the Company;

(ii)           copies of the Company’s tax returns for each taxable year or other taxable period;

(iii)          a current list of the name and last known business, residence or mailing address of each Shareholder, each member of the Board of Directors and of each Officer;

(iv)          copies of this Agreement, the Amended and Restated By-Laws and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement, the Amended and Restated By-Laws and all amendments thereto, have been executed;

(v)           true and full information regarding the amount of cash and a description and statement of the agreed value of any property or services contributed by each Shareholder and that each Shareholder has agreed to contribute in the future, and the date on which each became a Shareholder; and

(vi)          other information regarding the affairs of the Company as is just and reasonable.

(c)           Each Shareholder (or such Shareholder’s designated representative(s) or agents) shall have the right, during ordinary business hours and upon reasonable Notice, to inspect and copy, and/or otherwise conduct an independent audit or investigation of (in each case at such Shareholder’s own expense) the books and records of the Company, including, without limitation, those required to be kept by Section 10.2(b) hereof or those described in Section 10.3 hereof.

10.3         Books, Financial Reports and Compliance.

(a)           The Board of Directors shall keep or shall cause the Company to keep proper and complete records and books of account in which shall be entered all transactions and other matters relative to the Company’s Business.  The Company’s books and records shall be prepared in accordance with (i) Brazilian GAAP and (ii) US GAAP consistent with the standards and policies required by the accounting staff of the SEC for a public company that is required to comply with the Sarbanes-Oxley Act of 2002 as an “accelerated filer” or a “large accelerated filer” as such terms are defined in the regulations of the SEC (as amended, including any successor statute), and regulations promulgated thereunder.  In any case in which Brazilian GAAP and US GAAP are not compatible Brazilian GAAP shall prevail; provided, however, that the company shall maintain the necessary records in order to allow full reconciliation to US GAAP.

(b)           The Company shall provide the Shareholders with the following reports and information:

(i)            no later than twenty (20) Business Days after the end of each Fiscal Year, the balance sheet of the Company as of the end of such Fiscal Year and the related profit and loss statement and statement of cash flows for the Fiscal Year then ended, in each case audited by the Auditors;

(ii)           no later than ten (10) Business Days after the end of each Fiscal Year, the unaudited balance sheet of the Company as of the end of such Fiscal Year and the related unaudited profit and loss statement and statement of cash flows for the Fiscal Year then ended;

(iii)          no later than ten (10) Business Days after the end of each of the first (1st), second (2nd) and third (3rd) quarter of each Fiscal Year, unaudited balance sheet of the Company as of the end of such quarter and the related unaudited profit and loss statement and statement of cash flows (for such quarter and for the year-to-date), together with an analysis of the operating results of the Company as compared to the Annual Business Plan and as compared to prior comparable periods and a summary description of Company operations, marketing and sales during such quarter and projected operations during the balance of the Fiscal Year;

(iv)          no later than five (5) Business Days after each month-end, unaudited profit and loss statements, together with an analysis of the operating results of the Company as compared to the Annual Business Plan and a summary description of Company operations, marketing and sales during such month;

(v)           promptly after receipt thereof, all other reports or statements prepared by the Auditors; and

(vi)          as promptly as practicable but no later than thirty (30) Business Days prior to the end of each Fiscal Year, a copy of the Annual Business Plan for the next Fiscal Year.

(c)           Tubos acknowledges that Lone Star, the indirect parent corporation of LSB 2, may be required to consolidate the financial results of the Company and its subsidiaries with Lone Star’s own financial results and Tubos and LSB 2 shall ensure that the Company and each of its subsidiaries is operated in accordance with the laws and regulations that are applicable to companies that are publicly traded in the United States.  As such, from and after the Effective Date, Tubos will fully cooperate with LSB 2 and Lone Star in implementing, monitoring and maintaining compliance at the Company and each of its subsidiaries with all policies, procedures and controls that Lone Star requires of its other subsidiaries (the “Lone Star Policies”).  Such Lone Star Policies will include, but may not be limited to, internal and financial controls for compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, policies for compliance with the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder, all of the rules and regulations promulgated by the SEC, as well as Lone Star’s code of conduct and other financial, treasury, legal, compliance and accounting policies (including US GAAP).

(d)           Tubos will fully cooperate with LSB 2 in implementing, monitoring and maintaining compliance at the Company and each of its subsidiaries with the anti-corruption policy attached hereto as Exhibit C.

(e)           Neither the Company nor Tubos (nor any Affiliate of Tubos) shall issue a press release related to the Company without the prior mutual written consent of LSB 2 and Tubos.

10.4         Taxation.

The Company shall cooperate with LSB 2 in connection with all Tax planning and Tax return preparation of the Company.

10.5         Bank Accounts.

All funds of the Company shall be deposited in a separate bank, money market or similar accounts approved by the Board of Directors and in the Company’s name.  Withdrawals therefrom shall be made only by persons authorized to do so by the Board of Directors.

ARTICLE 11
CERTAIN COVENANTS

11.1         Non-Solicitation.

Except as set forth herein, each Shareholder, by and on behalf of itself and its respective Affiliates, covenants that it shall not, and its Affiliates shall not, directly or indirectly for so long as such Shareholder remains a Shareholder and for a period of two (2) years thereafter, without the written consent of the other Shareholder, solicit, encourage to leave employment, or hire any officer or employee of the Company or any employee of the other Shareholder and such other Shareholder’s Affiliates, except that the foregoing shall not prohibit (i) any Shareholder or its Affiliates from soliciting or employing any individual who has received notice of termination from, or has ceased to be employed by, the Company, the other Shareholder or any Affiliates of the other Shareholder prior to the first time such individual discussed with any representative of such Shareholder or its Affiliates employment by such party and (ii) any Shareholder or its Affiliates from employing an individual who responds to a general solicitation of employment by such party.

11.2         Non-Competition.

(a)           From the date hereof through a period of five (5) years from the date of the expiration or termination of this Agreement, or a period of five (5) years following the date of termination or dissolution of the Company, whichever is longer (the “Non-Competition Period”), Tubos shall not, and shall cause its Affiliates not to, directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in a Competing Business, without the prior written consent of LSB 2, which may be withheld by LSB 2 in its sole discretion; provided, however, that the restrictions contained in this Section 11.2(a) shall not restrict the acquisition by Tubos, directly or indirectly, of less than five percent (5%) of the outstanding capital stock of any publicly traded company engaged in a Competing Business.

(b)           During the term of this Agreement, the Lone Star Group and the GPC Group shall provide the Company with an opportunity to co-invest in any investments made by the Lone Star Group or the GPC Group (in the event that LSB 2 has consented to such investment by Tubos pursuant to Section 11.2(a)) in entities engaged in a Competing Business and located in South America (a “South America Competing Business”).  Prior to initiating, soliciting or taking any action to facilitate inquiries with respect to any potential investment in a South America Competing Business, the Lone Star Group or the GPC Group, as applicable, shall notify the Company of its intention to take such action and to involve the Company in the due diligence process.  In the event that the Lone Star Group or the GPC Group, as applicable, decides to proceed with such equity investment in a South America Competing Business, LSB 2 or Tubos, as applicable, shall notify the Board of Directors of such decision as soon as reasonably practicable (the “Investment Notice”).  Following receipt of the Investment Notice described in this Section 11.2, the Company shall have twenty (20) Business Days to agree to co-invest with the Lone Star Group or the GPC Group, as applicable, in such South America Competing Business.  If the Company does not agree to co-invest within such time period, it shall be deemed to have waived its right to co-invest in such South America Competing Business.   LSB 2 shall cause the LSB 2 Directors to vote in favor of any co-investment in a South America Competing Business by the Company for which LSB 2 provided the Company with the Investment Notice.  Tubos shall cause the Tubos Directors to vote in favor of any co-investment in a South America Competing Business by the Company for which Tubos provided the Company the Investment Notice.  The co-investment rights of the Company contained in this Section 11.2(b) shall not apply to the acquisition by LSB 2 or Tubos, as applicable, directly or indirectly, of less than five percent (5%) of the outstanding capital stock of any publicly traded company engaged in a South America Competing Business so long as LSB 2 or Tubos does not increase its shareholding or acquire the right to name officers to the management of such publicly traded company.

11.3         Production and Sale of Tubular Products.

The Company shall exclusively control all aspects of its business and any issues related to its business will be discussed at a meeting of its Board of Officers, Board of Directors, at a Shareholders’ Meeting or as otherwise provided for in this Agreement and/or in the Corporation Law.  The Company’s decisions regarding the production and sale of Tubular Products, including, but not limited to, the purchase of raw material, sales and marketing policies and export procedures, shall prevail over any agreement that the Company has or may enter into with any Shareholder or Affiliate thereof in order to facilitate the sale or the export of Tubular Products.  In connection with the foregoing, Tubos shall provide to the Company raw material procurement and invoicing services in a commercially reasonable manner and level of service according the instructions issued by the Company to Tubos in a manner that is consistent with past practices from time to time and Tubos shall purchase such raw materials from such suppliers as instructed by the Company to Tubos in a manner that is consistent with past practices from time to time.  The Company shall reimburse reasonable actual out-of-pocket costs incurred by Tubos in connection with the provision of such services.

11.4         Other Agreements.

Each Shareholder hereby agrees that simultaneously with the execution of this Agreement, each Shareholder shall, and/or shall cause those of its Affiliates which are parties thereto (including, in the case of Tubos, the Company), execute and deliver each of the following documents, which the Shareholders hereby agree are in the best interest of the Company:

(a)           the Amended and Restated By-Laws;

(b)           the Sale, Marketing and Supply Agreement;

(c)           the Contribution Agreement;

(d)           the Tubos Transition Services Agreement;

(e)           the LSS Transition Services Agreement;

(f)            the LSS Trademark Cross License Agreement;

(g)           the Tubos Trademark License Agreement; and

(h)           the AA Purchase Agreement.

ARTICLE 12
MISCELLANEOUS

12.1         Registration and Filing.

This Agreement shall be filed at the Company’s headquarters pursuant to and for the purposes of Section 118 of the Corporation Law.  The following legend shall be entered in the Company’s Registry of Registered Shares, beside the records of the shares, and on the certificates representing the shares, if issued: “The voting rights attached to the Shares represented by this Certificate (or record), as well as the transfer or encumbrance thereof for any reason whatsoever, are bound by and are subject to the Shareholders’ Agreement executed on [•], 2006”.

12.2         Specific Performance.

This Agreement and all of its provisions are subject to specific performance (“execução específica”) pursuant to Section 118 of the Corporation Law and Sections 461, 639 et seq. of the Brazilian Code of Civil Procedure.

12.3         Title to Property.

Title to the Property shall be held in the name of the Company.  No Shareholder shall individually have any ownership interest or rights in the Property except indirectly by virtue of such Shareholder’s ownership of Common Shares.  No Shareholder shall have any right to ask for or obtain a partition of any of the assets of the Company nor shall any Shareholder have the right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

12.4         Waiver of Default.

No consent or waiver, express or implied, by the Company or a Shareholder with respect to any breach or default by the Company or a Shareholder hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement.  Failure on the part of the Company or a Shareholder to complain of any act or failure to act of the Company or a Shareholder or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Shareholder of any rights hereunder.

12.5         Amendment.

This Agreement shall not be altered, modified or changed except by an amendment approved in writing by the Shareholders.

12.6         No Third Party Rights.

None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any Third Parties, including creditors of the Company.  The Shareholders expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other Person.

12.7         Termination.

Subject to the foregoing, this Agreement shall terminate with respect to each Shareholder, in its capacity as a Shareholder, at the time at which such Shareholder ceases to own at least thirty-percent (30%) of the shares representing the voting capital of the Company, except that such termination shall not affect (a) the rights perfected or the obligations incurred by such Shareholder under this Agreement prior to such termination (including any liability for breach of this Agreement) and (b) the obligations expressly stated to survive the termination of this Agreement.

12.8         Severability.

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

12.9         Binding Agreement.

Subject to the restrictions on the disposition or Transfer of Common Shares herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  The Shareholders hereby agree that upon the merger of LSB 2 with and into the Company in accordance with Section 8.8, LSB 1 shall succeed to all of the rights and obligations of LSB 2 under this Agreement.

12.10       Headings.

The headings of the articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

12.11       Word Meanings.

The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and vice versa, unless the context otherwise requires.

12.12       Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

12.13       Entire Agreement.

This Agreement, together with all schedules and exhibits hereto, contains the entire agreement between the parties and supersedes all prior writings or agreements with respect to the subject matter hereof.

12.14       Arbitration.

The parties shall make every effort to settle amicably any and all disputes, controversies and conflicts arising out of or relating to or in connection with this Agreement, the performance or non-performance of the obligations set forth herein (including any questions regarding its existence, validity or termination) (a “Dispute”).  Except as provided in this Section 12.14, Disputes or claims, if any, which cannot be settled amicably between the parties, within thirty (30) days after written Notice of such Dispute has been given by one or more party(ies) to the other party(ies), shall be referred to and finally resolved by arbitration in Sao Paulo, Brazil under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) for the time being in force.  The ICC Rules shall be deemed to be incorporated by reference into this Section 12.14.  Each of Tubos and LSB 2 shall appoint one (1) arbitrator and the arbitrators appointed by Tubos and LSB 2 shall appoint the third (3rd) arbitrator.  The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties.  Each party shall bear the costs of its own attorney’s fees and expert witness fees.  The arbitration proceedings shall be in English and Portuguese and all pleadings and written evidence shall be in English and Portuguese.  The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the ICC, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by applicable Law.  The decision of the tribunal shall be final, binding and enforceable upon the parties and judgment upon any award rendered by the tribunal may be entered in any court having jurisdiction thereof.  In the event that the failure of a party or parties to this Agreement to comply with the decision of the tribunal requires the other party or parties to apply to any court for enforcement of such award, the non-complying party or parties shall be liable to the other for all cost of such litigation including attorneys’ fees.  The parties may apply to any court of competent jurisdiction in accordance with this Section 12.14 for temporary or permanent injunctive or preliminary relief, without breach of this Section 12.14 or abridgement of the powers of the tribunal.  For the purposes of obtaining temporary or permanent injunctive or preliminary relief and without abridgement of the powers of the tribunal, the parties elect the courts of the City of Sao Paulo, State of Sao Paulo, with the express waiver of any other courts, no matter how privileged they may be.  Except for applications regarding preliminary or injunctive relief, no party shall be entitled to commence or maintain any action in any court of law upon any matter in dispute until such matter shall have been submitted to, and finally determined under, the dispute resolution and arbitration procedures in this Section 12.14.  Process may be served on any party in the manner set forth in this Agreement or by such other method authorized by applicable Law or court rule.

12.15       Confidentiality.

(a)           The provisions of this Agreement and all proprietary information pertaining to the Business, financial condition, strategies, plans, policies, inventions, trade secrets, intellectual property, computer programs, projections, pricing, or processes of the Company or provided or disclosed by the Company to a Shareholder, or by one Shareholder to another Shareholder or by the Company or a Shareholder to such Shareholder’s or the other Shareholder’s directors, officers, partners, employees, advisors or agents, shall be confidential, and shall not be disclosed or otherwise released to any other Person without the unanimous written consent of the Shareholders; provided, however, that any Shareholder may disclose any such information, on a “need to know” basis, to the directors, officers, partners, employees, counsel, auditors, consultants, lenders, insurance providers and brokers of such Shareholder and its Affiliates.

(b)           The obligations of a Shareholder under Section 12.15(a) hereof shall not apply to confidential information (i) that is received by such Shareholder from a Person who is not a Shareholder or related to a Shareholder and who has the right to give the information to such Shareholder and who does not require that such Shareholder keep such information confidential, (ii) that is or becomes public knowledge through no fault of such Shareholder, (iii) the disclosure of which is required by applicable Law or (iv) that a Shareholder is required to disclose pursuant to the rules and regulations of the SEC; provided, that prior to disclosing confidential information pursuant to clause (iii) of this Section 12.15(b), such Shareholder shall give notice to the Company and the other Shareholder, which shall describe the information proposed to be disclosed and state the basis upon which such disclosing Shareholder believes the information is required to be disclosed, all so that the Company may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the Shareholder will cooperate with the Company (at the Shareholder’s sole cost and expense) to obtain such protective order or other appropriate remedy.  In the event that such protective order or other remedy is not obtained or the Company waives compliance with the relevant provisions of this Agreement, the Shareholder will disclose only that portion of the above referenced information which, in the reasonable opinion of its legal counsel, is legally required to be disclosed and the Shareholder will use its reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

(c)           The obligations of the Shareholders under this Section 12.15 shall terminate upon the fifth (5th) anniversary of the termination or expiration of this Agreement for any reason.

12.16       Governing Law.

This Agreement shall be construed according to and governed by the laws of Brazil.

12.17       Notices.

Any notice or other communication provided for in this Agreement shall be in writing in the Portuguese and English languages and shall be deemed to have been duly given if

(a) delivered personally, (b) sent by commercial courier services or overnight mail or delivery or (c) sent by facsimile with confirmation by personal delivery or overnight mail, as follows:

If to Tubos, to:

Apolo Tubos e Equipamentos S.A.

Av. Chrisóstomo Pimentel de Oliveira, nº 2.651, Pavuna

CEP 21650-000 Rio de Janeiro, RJ

Brasil

Telefax:  21 – 3452 9139

with a copy to:

Luciano de Souza Leão Jr.

Bulhões Pedreira, Bulhões Carvalho, Piva, Rosman e Souza Leão Advogados

Rua da Assembléia 10, 38º andar

CEP 20011-901 Rio de Janeiro, RJ

Brasil

telefax: 21 – 2531 2665

If to LSB 2, to:

Lone Star Technologies, Inc.

15660 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

United States of America

Telefax:  972-770-6474

Attn:  General Counsel

with a copy to:

Mary R. Korby

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas  75201

Telefax:  214-746-7777

with a copy to:

Marcos Flesch/Fabíola C.L. Cammarota de Abreu

Souza, Cescon Avedissian, Barrieu e Flesch – Advogados

Rua Funchal, 263 11º andar

04551-060 São Paulo, SP

Telefax: (55 11) 3089-6565

If to the Company, to:

Apolo Mecânica e Estruturas S.A.

Av. Dr. Leo de Affonseca Neto, 750 Mondesire –

12600-970 — Lorena/SP

Telefax: (55 12) 3153-2290

with a copy to:

Lone Star Technologies, Inc.

15660 N. Dallas Pkwy., Suite 500

Dallas, TX 75248

United States of America

Telefax:  972-770-6474

Attn:  General Counsel

with a copy to:

Apolo Tubos e Equipamentos S.A.

Av. Chrisóstomo Pimentel de Oliveira, nº 2.651, Pavuna

CEP 21650-000 Rio de Janeiro, RJ

Brasil

Telefax:  21 – 3452 9139

with a copy to:

Luciano de Souza Leão Jr.

Bulhões Pedreira, Bulhões Carvalho, Piva, Rosman e Souza Leão Advogados

Rua da Assembléia 10, 38º andar

CEP 20011-901 Rio de Janeiro, RJ

Brasil

telefax: 21 – 2531 2665

or to such other person, address or telefax number as any party may specify by notice in writing to the other.  All such notices, shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii)  if by courier services or overnight mail or delivery, on the day delivered, and (iii) if by facsimile, on the next day following the day on which such facsimile was sent, provided that it is followed immediately by confirmation by personal delivery or overnight mail that is received pursuant to subclause (i) or (ii), provided that if the date of receipt is not a Business Day at the place of the principal office of the Shareholder receiving the notice, or if the receipt is after 5:00 p.m. on a Business Day, the notice or other communication shall be deemed given, received, and effective on the next Business Day at the place of the principal office of the addressee.

12.18       Guarantee of the Obligations of Tubos.

Subject to the terms, limitations and conditions set forth herein, GPC and Cirrus (the “Tubos Guarantors”), jointly and severally, hereby unconditionally, irrevocably and absolutely guarantee to LSB 2 (and its successors and assigns) the due and punctual performance and discharge of all of Tubos’ obligations under this Agreement and the transactions contemplated hereby, existing on the date hereof or hereafter of any kind or nature whatsoever, including, without limitation, any amount that Tubos or any of its Affiliates is or may become obligated to pay pursuant to this Agreement and the transactions contemplated hereby (collectively, the “Tubos Obligations”).

12.19       Guarantee of the Obligations of LSB 2.

Subject to the terms, limitations and conditions set forth herein, Lone Star hereby unconditionally, irrevocably and absolutely guarantees to Tubos (and its successors and assigns) the due and punctual performance and discharge of all of LSB 2’s obligations under this Agreement and the transactions contemplated hereby, existing on the date hereof or hereafter of any kind or nature whatsoever, including, without limitation, any amount that LSB 2 or any of its Affiliates is or may become obligated to pay pursuant to this Agreement and the transactions contemplated hereby (collectively, the “LSB 2 Obligations”).  The guarantee under this Section 12.19 is a guarantee of timely payment and performance of the LSB 2 Obligations by Lone Star as primary obligor and not merely of collection.  Lone Star unconditionally waives: (a) any right to receive demands, protests, or other notices of any kind or character whatsoever, as the same may pertain to LSB 2, including the “benefício de ordem”, in accordance with Art. 828 of the Brazilian Civil Code, (b) any right to require Tubos to proceed first against LSB 2 or to pursue any other remedy and (c) all suretyship and other defenses of every kind and nature.

12.20       GPC Group Representative.

(a)           Tubos is hereby appointed by the GPC Group, as agent and attorney-in-fact for each member of the GPC Group, for and on behalf of the GPC Group, to take such actions and exercise such discretion as is required of the GPC Group pursuant to the terms of this Agreement and the Agreements listed in Section 11.4 (the “Related Agreements”), or deemed necessary or advisable by Tubos in connection herewith or therewith, and any related document or instrument (and any such actions shall be binding on each member of the GPC Group) including without limitation the following:

(i)            to give and receive communications and notices, to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents that Tubos deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, any of the Related Agreements, or related thereto;

(ii)           to negotiate, agree to, and enter into settlements and compromises with respect to all matters herein or related hereto;

(iii)          to waive any breach, right, failure, default or condition precedent under this Agreement or any of the Related Agreements;

(iv)          to receive service of process in connection with any claims under this Agreement or any Related Agreement or instrument;

(v)           to accept service of process on behalf of the members of the GPC Group;

(vi)          to act on behalf of the Shareholders with respect to any matter arising under or in connection with Article 7 and to attend any Shareholders’ Meeting and exercise the voting rights attached to the shares held by the respective Shareholder; and

(vii)         to take all actions necessary or appropriate in the judgment of the Tubos to accomplish the foregoing.

(b)           A decision, act, consent or instruction of Tubos shall constitute a decision for all of the members of the GPC Group and shall be final, binding and conclusive upon each member of the GPC Group, and the members of the Lone Star Group may rely upon any such decision, act, consent or instruction of Tubos as being the decision, act, consent or instruction of all of the members of the GPC Group.  Notice to Tubos shall be deemed notice to all of the members of the GPC Group.  The power and authority of Tubos, as described in this Section 12.20, is coupled with an interest, irrevocable, granted in accordance with the provisions and for the purposes of the sole paragraph of Art. 686 of Law No. 10.406, of January 10, 2002, and shall continue in force and effect until all rights and obligations of the parties have terminated, expired or been fully performed.

12.21       Lone Star Group Representative.

(a)           LSB 2 is hereby appointed by the Lone Star Group, as agent and attorney-in-fact for each member of the Lone Star Group, for and on behalf of the Lone Star Group, to take such actions and exercise such discretion as is required of the Lone Star Group pursuant to the terms of this Agreement and the Related Agreements, or deemed necessary or advisable by LSB 2 in connection herewith, and any related document or instrument (and any such actions shall be binding on each member of the Lone Star Group) including without limitation the following:

(i)            to give and receive communications and notices, to execute, acknowledge, deliver, record and file all ancillary agreements, certificates and documents that

LSB 2 deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement, any of the Related Agreements, or related thereto;

(ii)           to negotiate, agree to, and enter into settlements and compromises with respect to all matters herein or related hereto;

(iii)          to waive any breach, right, failure, default or condition precedent under this Agreement or any of the Related Agreements;

(iv)          to receive service of process in connection with any claims under this Agreement or any Related Agreement or instrument;

(v)           to accept service of process on behalf of the members of the Lone Star Group;

(vi)          to act on behalf of the Shareholders with respect to any matter arising under or in connection with Article 7 and to attend any Shareholders’ Meeting and exercise the voting rights attached to the shares held by the respective Shareholder; and

(vii)         to take all actions necessary or appropriate in the judgment of the LSB 2 to accomplish the foregoing.

A decision, act, consent or instruction of LSB 2 shall constitute a decision for all of the members of the Lone Star Group and shall be final, binding and conclusive upon each member of the Lone Star Group, and the members of the Lone Star Group may rely upon any such decision, act, consent or instruction of LSB 2 as being the decision, act, consent or instruction of all of the members of the Lone Star Group.  Notice to LSB 2 shall be deemed notice to all of the members of the Lone Star Group.  The power and authority of LSB 2, as described in this Section 12.21, is coupled with an interest, irrevocable, granted in accordance with the provisions and for the purposes of the sole paragraph of Art. 686 of Law No. 10.406, of January 10, 2002, and shall continue in force and effect until all rights and obligations of the parties have terminated, expired or been fully performed.

12.22       Waiver of Notice.

Whenever any notice is required by the Corporation Law, the Amended and Restated By-Laws or this Agreement, to be given to any member of the Board of Directors or to any Shareholder, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, and delivered to the Company for inclusion in the minutes or filing with the Company’s records, shall be deemed equivalent thereto.

12.23       Expenses.

Except as otherwise expressly provided in this Agreement, each Shareholder will bear and be responsible for costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

12.24       Conflict or Inconsistency.

If there is any conflict or inconsistency between the provisions of this Agreement and the Amended and Restated By-Laws, this Agreement, to the extent permitted by applicable law, shall prevail to the extent of the inconsistency as between the Shareholders, in which case the Shareholders shall amend the Amended and Restated By-Laws to comply with the terms of this Agreement.

12.25       Language.

This Agreement is written and executed in Portuguese and English and the two versions shall have equal validity. In the event of any inconsistency between both versions, the English version should prevail.  The parties acknowledge and agree that certain Schedules and Exhibits to this Agreement are being executed exclusively in the English Language. Therefore, the parties agree that a complete version of this Agreement and all the Exhibits hereto will be executed in Portuguese on the Closing Date.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

APOLO TUBOS E EQUIPAMENTOS S.A.

By:
Name:
Title

LONE STAR BRAZIL HOLDINGS 2 LTDA.

By:
Name:
Title

SIGNATURE PAGE TO

SHAREHOLDERS AGREEMENT

GPC PARTICIPACOES S.A.

By:
Name:
Title

CIRRUS PARTICIPACOES LTDA

By:
Name:
Title

LONE STAR TECHNOLOGIES, INC.

By:
Name:
Title

Witnesses:

1.
Name:
ID #:

2.
Name:
ID #:

SIGNATURE PAGE TO

SHAREHOLDERS AGREEMENT

 EXHIBIT A

Amended and Restated By-Laws of the Company

By Laws of
Apolo Tubulars S.A.

(in process of transformation)

Chapter I
Name, Head Office, Legal Jurisdiction, Corporate Purpose and Term

Article 1.                  The Company is designated Apolo Tubulars S.A.

Article 2.                  The Company shall have its head office and legal jurisdiction in the City of Lorena, State of São Paulo, and may upon decision of the Board of Directors, open, keep or close, branches, main branches, agencies, offices and warehouses in any part of Brazil or abroad.

Article 3.                  The Company’s corporate purpose is (a) to manufacture, process and finish steel pipes for the conduction of gas and liquid substances, to the production and exploitation of oil and gas, (b) to export, sell and distribute steel pipes and accessories and components thereof (c) to participate in or make investments in other companies in order to expand its steel pipes business and (d) to import and purchase steel pipes from outside of Brazil to sell in Brazil.

Article 4.                  The Company has an indefinite term of duration.

Chapter II
Capital Stock and Shares

Article 5.                  The Company’s stock capital is of R$[•], ([•] Reais), divided into [•] ([•]) common shares, nominative, with no par value.

Sole Paragraph:      The Company may issue preferred shares, with or without voting rights, in one or more classes of shares, even granting more rights than the ones granted to the existing shares, with redemption rights or not, up to fifty percent of the number of shares in which the stock capital is divided, being established the respective preferences and rights.

Article 6.                  Each common share entitles its holder to one (1) vote at the Company’s Shareholders’ Meetings.

Article 7.                  The Company may issue stock certificates or documents (cautelas) that represent the shares. The Company may also issue multiple certificates of stock.

Sole Paragraph:      The certificates representing the Company’s shares shall be signed by two (2) Officers or, in case of absence or impossibility, by two (2) attorneys-in-fact with specific powers to practice such action.

Article 8.                  The Company may keep all its shares in deposit, in the name of its owners, in the institution designated by it, without the issuance of certificates.

Article 9.                  The Company may issue debentures, convertible in shares, which shall give their holders a credit right against it, in the terms approved by the Board of Directors, pursuant to Article [•] of these Bylaws.

Chapter III
Shareholders’ Meetings

Article 10.                The conditions to hold a General Shareholders’ Meeting, including the manner of the call and holding of the meeting, the necessary number of shareholders in attendance, and the resolutions and preliminary acts, shall be as provided for in the Law and in these Bylaws.

Sole Paragraph:      All documents analyzed or discussed at the General Shareholders’ Meetings must be available to the shareholders

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at the Company’s head offices, on the date of publication of the first call notice for the shareholders’ meeting. In case of absence of the publication of the call notice, the shareholders shall be notified by registered letter regarding the availability of the documents to be reviewed and/or copied.

Article 11.                The resolutions at the Shareholders’ Meetings shall be approved by a majority vote of those shareholders attending the meeting, provided that the following matters shall require the supermajority vote of Shareholders representing ninety-five percent (95%) of the Company’s voting capital:

I – any amendments to the Company’s Bylaws;

II – any capital increase, except for (a) those required to effect the investments that are necessary to achieve the corporate purposes of the Company; and (b) the incorporation of reserves or provided by law;

III – stock split or reverse split of stocks, redemption or purchase of shares for cancellation or to be kept at treasury, issuance or transfer by the Company of any securities of the Company, either convertible or not into stocks, such as debentures, subscription bonds, beneficiary parts or call options or stock subscription, or the granting of any rights or privileges for the acquisition of stocks;

IV – merger, spin off, corporation conversion, consolidation, or the liquidation of the Company;

V – the authorization to the Officers to file for bankruptcy, judicial restructuring or to enter into extraordinary agreements with creditors;

VI – the amortization of any Company’s debit with any Shareholder, or any affiliate of a Shareholder, or any payment or distribution of Company’s assets to any Shareholder, or any affiliate of a Shareholder;

VII – the establishment of the global compensation of the members of the Board of Directors and of the Board of Officers, and their participation in the Company’s profits, being observed the global limits;

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VIII – any material change in the Company’s business or the adoption of any action which may lead to or result in such material change; and

IX – any other matters provided for in Section 136 of Law Nr. 6.404/76 (“Corporation Law”).

Article 12.                The Company’s Shareholders’ Meetings shall be ordinarily held within the first four (4) months following the end of each fiscal year and, special meetings, whenever necessary.

Sole Paragraph:      The Special Shareholders’ Meetings may be called (i) by the Board of Directors, (ii) at the request of any Shareholder which owns at least twenty-five per cent (25%) of the voting shares, or (iii) in order to comply with any legal requirement.

Article 13.                The Company’s Ordinary and Special Shareholders’ Meetings shall be installed and presided by the Chairman of the Board of Directors, and in case of his absence, by any individual attending the Shareholders’ Meeting and appointed by the Shareholders, and the secretary shall be an attendant, Shareholder or not, appointed by the chairman of the Meeting.

Article 14.                At the Company’s Shareholder’s Meetings, only the owners of shares whose name is registered in the book of registration of nominative shares, at least 48 hours prior to the meeting, will be admitted.

Sole Paragraph:      Any shareholder can be represented in the Shareholder’s Meetings by an attorney in fact with powers granted for no longer than one year, who is a shareholder, a Company’s manager, or a lawyer, and this document must be deposited in the Company’s head office no later than 24 hours before the hour scheduled for the meeting.

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Chapter IV
Management

Article 15.                The Company shall be managed by a Board of Directors and a Board of Officers, according to the law and these Bylaws.

Paragraph 1:           The members of the Board of Directors shall be appointed for a term of office of three (3) years, re-election being permitted.

Paragraph 2:            The members of the Board of Officers shall be appointed for a term of office of three (3) years, re-election being permitted.

Paragraph 3:           The managers shall be elected to their positions by means of signature of the investiture statement at the Book of Minutes of Meetings of the Board of Directors or Board of Officers, as the case may be, and shall remain in their respective offices until their successors are elected to their positions, except as otherwise provided for in the respective instrument of removal from office.

Article 16.                The General Shareholders’ Meetings shall establish global compensation of the Board of Directors and the Board of Officers, and their participation in the Company’s profits, provided, in this case, the global limits. The Board of Directors shall distribute the compensation established among its members and the members of the Board of Officers.

Section IV. A
Board of Directors

Article 17.                The Board of Directors, collectively, shall be elected at the Shareholders’ Meeting, and shall be comprised of six (6) members, all shareholders of the Company. The Chairman and the Vice-Chairman shall be appointed amongst the Directors elected at the General Shareholders’ Meeting.

Sole Paragraph:      The Chairman of the Board of Directors, when absent or unable to perform his/her duties, such duties shall be performed by the Vice-Chairman.

Article 18.                The Board of Directors shall hold regular meetings quarterly, on such dates previously established at the meetings of the Board of Directors, and special meetings whenever it is called by the Chief Executive Officer or by any Director.

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Paragraph 1:           The meetings shall be called by means of  written notice sent to each member of the Board of Directors, at least eight (8) days in advance.  The written notice shall describe the subjects of the agenda and shall not be required if the Directors attending the meeting at the beginning of such meeting do not object to the transaction of any business because the meeting is not lawfully called or convened.

Paragraph 2:           Notwithstanding the formalities provided for in paragraph before, the Board of Directors’ Meetings shall be deemed duly called when all Directors, are in attendance.

Paragraph 3:           At all meetings of the Board of Directors, the presence of at least five (5) Directors shall constitute a quorum. The resolutions shall be approved by the majority vote of the Directors attending the meeting, except for the provisions of Paragraph 4 below.

Paragraph 4:           The following matters shall be approved only upon the affirmative vote of at least five (5) members of the Board of Directors:

(a)           the sale of all or substantially all of the assets of the Company or of any of its subsidiaries, in each case whether or not resulting in any distribution or payment of any cash or property to the debt holders or Shareholders of the Company;

(b)           authorization, declaration or payment of any dividends, including intermediary dividends, or any other distribution with respect to Common Shares;

(c)           authorization, issuance or creation of any debt or debt securities of the Company or of any of its subsidiaries;

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(d)           formation of, acquisitions of, or investments in, businesses (or part thereof) or direct or indirect subsidiaries, by the Company or any of its subsidiaries (whether through assets, shares or other securities);

(e)           disposition of any business or investment (or part thereof) by the Company or any of its subsidiaries (whether through assets, shares or other securities, other than the disposal of assets constituting inventory in the ordinary course of business);

(f)            removal of the CEO or the CFO;

(g)           approval of the Annual Business Plan; provided, that if the Annual Business Plan is not approved, then the prior year’s Annual Business Plan will remain in effect (increased by 3%) until such time when a new Annual Business Plan is approved;

(h)           interim changes to the Company’s budget contained in the Annual Business Plan greater than two percent (2%) for any line item individually or four percent (4%) in the aggregate;

(i)            to the extent not contained in the Annual Business Plan:

(i)            any Contracts, or series of related contracts, written or oral, of the Company or any of its subsidiaries with a value over the life of such contract, or contracts, in excess of R$[•], except for the renewal of any contract made on market terms and contracts for the purchase and sale of Tubular Products in the ordinary course of business;

(ii)           any incurrence of indebtedness, other than third party accounts payable incurred in the ordinary course of business, not in excess of R$[•] in any one instance or R$[•] in the aggregate annually;

(iii)          any satisfaction or discharge of any indebtedness or any payment of any obligation of the Company or any of its subsidiaries in excess of R$[•], other than in the ordinary course of business or in

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accordance with the payment scheme contained in any documentation previously approved by the Board of Directors;

(iv)         any waiver of a right or indebtedness owed to the Company or its subsidiaries exceeding R$[•] individually or R$[•] in the aggregate annually;

(v)          changes to the compensation of, or the creation of any new compensation plans for, any Officer of the Company or any of its subsidiaries, or the hiring, firing or changes to the compensation or material duties of any Officer;

(vi)         adoption, amendment, modification or termination of any individual or group employee retirement plan or any other welfare benefit plan or policy if the annual costs of adopting, approving, modifying, amending or terminating such plan would exceed R$[•];

(vii)        any commitment relating to a loan to or guarantee of any obligation of any person in excess of R$[•], provided that no loan or guarantee which is not related to the business of the Company shall be authorized;

(viii)       the instigation or settlement of any claim, suit, action, case or proceeding involving (x) an amount in dispute in excess of R$[•] or (y) threats to the reputation of the Company, any of its subsidiaries, or any of its Directors or Shareholders;

(ix)          removal or changes in the Company’s, or any subsidiary’s Auditors;

(x)           any entry into any consulting agreement or similar arrangement in excess of R$[•] annually;

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(xi)          annual capital expenditures in fixed assets by the Company and its subsidiaries in excess of R$[•] individually or R$[•] in the aggregate annually;

(xii)         any material change to the accounting policies of the Company and/or any of its subsidiaries; and

(xiii)        any transactions between the Company and its Shareholders or any of its Shareholders’ associate, controlled or controlling companies.

Paragraph 5:        The minutes of the meetings of the Board of Directors shall be transcribed in the proper book, signed by the attendants, and shall be registered in the book of Minutes of Meetings of the Board of Directors and registered with the Commercial Registry and published in case it contains resolutions which may affect third parties.

Article 19.            Besides the duties conferred to the Board of Directors by these Bylaws and the law, the Board of Directors is competent to:

I – set forth the general orientation of the Company’s business;

II – decide on opening or closing of main branches, branches, agencies, representative offices or any other similar establishment in Brazil and abroad;

III – elect and remove the Officers of the Company and establish their duties;

IV – oversee the management of the officers, and review, at any time, the books and documents of the Company, request information regarding contracts entered or to be entered into by the Company, and any other acts;

V – call Shareholders’ Meetings;

VI – discuss the management’s report and govern and manage the Board of Officer’s accounts;

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VII – approve the disposal of fixed assets (bens do ativo permanente), waiver of the Company’s rights in the creation and perfection of security interest in regards to the Company’s real state, as well as the grant of guarantees on behalf of the Company

VIII – decide on the payment of interim dividends and submit the allocation of net profits of the fiscal year to approval at the Shareholders’ Meetings;

IX – discuss and oversee any matter to be submitted to the Shareholders’ Meetings;

X – establish the general employment guidelines of the Company and the criteria related to compensation, rights and benefits of employees, and establishing the respective expenses;

XI – authorize the granting of guaranty in favor of companies in which the Company has, directly or indirectly, any equity interest;

XII – submit amendments of these Bylaws for approval at Shareholders’ Meetings;

XIII – approve the acquisition of assets; and

XIV – decide on matters omitted in these Bylaws.

Article 20.             The Chairman of the Board of Directors, besides their duties as a Director, is competent to:

I – call the General Shareholders’ Meetings, when the Board of Directors decides to hold it;

II – call, convene and preside over the meetings of the Board of Directors, pursuant to the provisions of these Bylaws;

III – inform to the Board of Officers and to the General Shareholders’ Meeting, when applicable, the resolutions approved by the Board of Directors; and

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IV – receive the notifications sent to the Board of Directors.

Article 21.            The Shareholder part of the shareholders’ agreement filed at the head offices of the Company may oppose before the Commercial Registry the request or filing of minutes of meetings of the Board of Directors that contain a resolution contrary to the provisions of the shareholders’ agreement.

SECTION IV. B
BOARD OF OFFICERS

Article 22.           The Board of Officers is the executive body and management of the Company. The Board of Officers is comprised of two (2) to six (6) Officers, one designated as Chief Executive Officer  (“CEO”) and an other as Chief Financial Officer (“CFO”).  The remaining officers without any specific designation, except as otherwise provided for in their respective election.  The officers shall have their duties established by the Board of Directors, in accordance with the provisions of these Bylaws.

Paragraph 1:       In case the office of the CEO is vacant, the Board of Directors shall be immediately called to elect a substitute. In case the office of any other Officer is vacant, the body will keep working with the other Officers, and the Board of Directors shall be immediately called to elect the new Officer, provided that the Board of Directors may decide to leave this office vacant, provided that the Company has, at least two Officers.

Paragraph 2:       The Officers, within their respective duties, have the power to manage the corporate business and any affairs related to the corporate purposes of the Company, subject to the restrictions provided for in these Bylaws, and related to transactions: (1) that may only be effected upon the prior resolution of the Board of Directors or the Board of Officers, (2) complying with the provisions of Article 24 of these Bylaws, and (3) the prohibition of granting of any guaranties by the Company’s Officers.

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Article 23.             The Board of Officers shall meet whenever the corporate interests so require, if it is called by any Officer, upon the prior notice of five (5) days, being regularly convened, independent of such formality, the meeting attended by all the members of the Board of Officers.

Sole Paragraph:  The resolutions shall be taken by the majority vote of the Officers attending the meeting and the respective minutes shall be transcribed in the Book of Minutes of Meetings of the Board of Officers.

Article 24.            The Company shall be represented actively and passively by the Officers according to this Article.

Paragraph 1:        The Company may only undertake obligations by the joint signature of two Officers, acting jointly; or one Officer acting jointly with one attorney-in-fact, with specific powers to practice such acts; or two attorneys-in-fact with specific powers to practice the act, jointly.

Paragraph 2:        In the following cases, the Company may be represented by a sole Officer or a sole attorney-in-fact:

I – endorsement of titles for the purpose of collection or deposit, on behalf of the Company, before financial institutions,

II – represent the Company before the Court; and

III – ministerial acts before governmental bodies in the federal, state and local levels, public agencies and other governmental entities, including, but not limited to, the foreign trade desk of Banco do Brasil, financial institutions authorized to act in the currency exchange market, the first and fifth sections of the federal customs in Rio de Janeiro, the other sections of the federal customs in Brazil, the Central Bank of Brazil, Industrial Development Council (Conselho de Desenvolvimento Industrial — CDI), Customs Policy Council (Conselho de Política Aduaneira — CPA), Rio de Janeiro Port Operations Company (Companhia Docas do Rio de Janeiro), airline companies, maritime companies and any ports and airports in Brazil, the Non-Ferrous and Steelmaking Council (Conselho de Não-Ferrosos e

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Siderurgia — CONSIDER), as well as all activities related with customs clearance regulated by Section 560 of Decree No. 91,030/85 (Customs Regulation).

Paragraph 3:    The powers-of-attorney shall expressly specify the powers granted and shall be executed by two Officers, and, except for the powers of attorney granted with ad judicia powers or to defend the Company’s interests in administrative procedures, they must have an specified term of validity no longer than one year.

Paragraph 4:    The Officers and attorneys-in-fact are prevented from practicing any acts not in accordance with the corporate purposes, as well as, without the prior and express consent of the Board of Directors, to give guarantees and incur in obligations in favor of third parties, having no effect to the Company the acts practiced in violation of this provision.

Article 25.         The Board of Officers, as a collective body, is competent to:

I – propose the annual budget of the Company;

II – propose the creation and extinction of branches, main branches, agencies, representative offices or any other similar establishment within Brazil or abroad;

III – comply with and enforce the policy and general orientation of the business of the Company as set forth by the Board of Directors;

IV – approve the employment guidelines of the Company, according to the general policy approved by the Board of Directors;

V – acquire, dispose and encumber the fixed assets (bens do ativo permanente), after the prior approval of the Board of Directors, establishing rules and delegating powers, complying with the provisions of Article 24 of these Bylaws;

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VI – authorize the acquisition, disposal and transaction with real estate, except for securities, establishing and delegating powers, complying with the limitations provided hereof;

VII – authorize the execution of agreements, contracts and conventions which create liens, obligations or compromises for the Company, being allowed to establish rules and delegate power, complying with the limitations provided hereof; and

VIII – prepare, in every fiscal year, the Management Reports, the Financial Statements and the proposal regarding the destination of Company’s profits to be submitted to the Board of Directors and to the General Shareholders` Meeting.

Article 26.            Besides the attributions conferred by these Bylaws, the CEO is competent to:

I – perform the executive management of the Company, enforcing the resolutions and guidelines set forth by the General Shareholders’ Meetings and the Board of Directors;

II – have the general and active charge of the entire business and activities of the Company;

III – execute bonds, mortgages and others contracts, except when the signing and execution thereof be expressly delegated by the Board of Directors to some other Officer or agent of the Company;

IV – call and preside the meeting of the Board of Directors;

V – keep the Board of Directors informed about the activities of the Company;

VI – represent the Company before the courts, personally or by means of another Officer or attorney-in-fact appointed;

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VII – represent the Company, personally or by means of other Director or attorney-in-fact, at the General Shareholder’s Meetings of any company in which the Company has an equity interest;

VIII – award license to the members of the Board of Officers and to appoint their substitutes;

IX – suggest, to the Board of Directors, the areas of practice of each Officer;

X – decide, in case of urgency, matters related to which the Board of Officers is competent to decide, “ad referendum” of the Board of Officers;

XI – supervise the preparation of the annual budget of the Company and to present the respective proposal to the Board of Directors;

XII – supervise the activities of the areas which are directly subordinated to them;

XIII – publish the annual report of the Company; and

XIV – exercise the powers and functions which are specifically designated by the Board of Directors.

Article 27.            The CFO shall have the following attributions:

I – to have charge and custody of, and be responsible for, all funds and securities of the Company;

II – to make available at all reasonable times the Company’s books of account and records to any member of the Board of Directors upon application during business hours at the office of the Company where such books and records shall be kept;

III – upon request by the Board of Directors, render a statement of the condition of the finances of the Company at any meeting of the Board of Directors or of the Shareholders;

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IV – to establish and maintain an adequate internal control structure and procedures for financial reporting as though the Company was required to comply with the Sarbanes-Oxley Act of 2002, and regulations promulgated thereunder, as such act may be amended or superseded;

V – to evaluate, upon request by the Board of Directors, the efficiency of the  internal control structure and procedures for financial reporting;

VI – to receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; and

VII – to perform all the duties incident to the office of CFO and such other duties as from time to time may be assigned to him or her by the CEO or the Board of Directors.

Article 28.             The Officers are competent and upon compliance with the provisions of these Bylaws, shall decide on any investment and/or expenses up to the amount of R$[•], if such investment or expense, (a) is in accordance with the Company’s corporate purposes, (b) is not subject to the prior approval by the Board of Directors or the General Shareholders’ Meeting.

CHAPTER V
FISCAL COMMITTEE

Article 29.             The Fiscal Committee shall be installed by resolution of the Shareholders, in accordance with the Corporation Law.

Paragraph 1:        The Fiscal Committee, when installed, shall be formed by three (3) members and the same number of alternates, elected at the General Shareholders’ Meeting.

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Paragraph 2:              The compensation of the members of the Fiscal Committee shall be established at the General Shareholders’ Meeting when elected; Compensation may not be lowered to below the amount set forth in Paragraph 3, Section 162 of the Corporation Law.

Article 30.                  The Fiscal Committee has the authority to take the actions, provided for under the Law.

CHAPTER VI
FISCAL YEAR, FINANCIAL STATEMENT AND DISTRIBUTION OF PROFITS

Article 31.                  The fiscal year ends on December 31 of each year, and the financial statement will be prepared at fiscal year end.  The balance sheet will be prepared semi-annually on June 30 and December 31 of every year.

Article 32.                  Pursuant to the provisions of Paragraph 2º of Section 152 of the Corporation Law, the Board of Directors may propose profit sharing to the Officers and/or employees, which payment shall be expressly stressed in the proposal for the destination of profits pursuant to Section 192 of the Corporation Law.

Sole Paragraph:        If the shareholders approve the profit sharing plan, they will establish the respective amount and manner of distribution amongst the beneficiaries.

Article 33.                  Together with the financial statement of the fiscal year, the Board of Directors shall present at the Ordinary Shareholders’ Meeting the proposal regarding the destination of the remaining net profits of the fiscal year, after the following deductions or inclusions are considered in the following order:

I – five percent (5%) to the legal reserve, which will not exceed twenty per cent (20%) of the corporate capital;

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II – amount destined to the formation of reserves for liability, and right off the reserves formed in the prior fiscal years;

III – twenty five percent (25%) for the payment of minimum mandatory dividend to the Shareholders; and

IV – the remaining, if it exists, will be destined to form the reserve to reinforce the working capital, which shall not exceed eighty percent (80%) of the corporate capital, except in case of contrary resolution by the shareholders.

Sole Paragraph:        Whenever the amount of the minimum mandatory dividend exceeds an accrued part of the net profit of the fiscal year, the Management may propose, and the shareholders may approve, and designate the excess to the reserve of profits to be accrued.

Article 34.                  The Shareholders have the right to receive the minimum mandatory dividend of twenty five percent (25%) of the do net profit of the fiscal year, adjusted in accordance with Article (33), pursuant to provisions of Section 202 of the Corporation Law.

Article 35.                  The amount paid or credited, as interest on shareholders’ equity, pursuant to   provisions of Section 9, Paragraph 7º, of Law nr 9.249, of December 26, 1995, and relevant statutes and regulations, may be considered for purposes of the mandatory dividend, and such amount shall compose the dividends to be distributed by the Company for any legal purposes.

Article 36.                  By resolution of the Board of Directors, it may be declared interim dividends from the profits verified in the semi-annual balance sheet or in balance sheets corresponding to shorter periods, or profits cumulated or reserves of profits existing in accordance with the last annual or semi-annual balance sheets, pursuant to the provisions of Section 204 of the Corporation Law.

Article 37.                  Except for any contrary resolution of the General Shareholders’ Meeting or the Board of Directors, the dividends and interest on

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shareholders’ equity so declared shall be paid within sixty (60) days after such declaration, but always within the fiscal year.

Article 38.                  The dividend pursuant to Article 37 will not be mandatory in the fiscal year in which the management informs the Ordinary Shareholders’ Meeting that this payment is incompatible with the financial status of the Company.

Sole Paragraph:        The profits that are not distributed in accordance with the caput of this Article shall be registered as special reserve and, if they are not absorbed by losses in subsequent fiscal years, shall be paid as dividend as soon as the financial status of the Company so allows.

CHAPTER VII
DISSOLUTION AND LIQUIDATION

Article 39.                  The Company shall be dissolved and liquidated under the circumstances provided for by law, and the shareholders shall determine the manner of the liquidation and the Board of Directors shall appoint a liquidator and establish his compensation.

Sole Paragraph:        During the liquidation, the Fiscal Committee will not work permanently, but will only be installed by request of the Shareholders, according to the law.

CHAPTER VIII
MISCELLANEOUS

Article 40.                  The Company shall observe the shareholders’ agreements filed in its head offices, considering that (i) they shall be referred to in the book

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of registration of nominative shares; and (ii) the chairman of the Meeting of the Board of Directors or the cordinator of the Shareholders’ Meeting, as the case may be, shall refuse to count a vote that is not in accordance with the provisions of the shareholders` agreement.

Article 41.                  In case of recess, the value of the reimbursement related to the shares of the dissenting Shareholders will be determined according to the Company’s economic value, pursuant to Section 45 of the Corporation Law.

Article 42.                  In case any disputes arise between Shareholders and the Company, or between the controlling shareholders and the minority shareholders, and they fail to reach a solution, the conflict shall be solved by means of arbitration, in São Paulo, Brazil, pursuant to the arbitration rules of the International Chamber of Commerce (“Câmara Internacional de Comérci — ICC”).

Sole Paragraph:        To enforce the arbitration award (laudo arbitral) and to solve the conflicts which were not submitted to arbitration, the parties elect the courts of the City of São Paulo, State of São Paulo, with the express waiver of any other courts, no matter how privileged they may be.

Article 43.                  The amounts expressed in Reais (R$) in these Bylaws shall be djusted annually, every [•], according to the [•] variation.

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EXHIBIT B

Initial Authorized Senior Executive Officers

Tubos:

LSB 2:              Rhys Best

Joe Alvarado

Byron Dunn

Tomas Barrett

EXHIBIT C

Anti-Corruption Policy

EXHIBIT C to Shareholders Agreement

ANTI-CORRUPTION POLICY

APOLO MECANICA E ESTRUTURAS S.A.

[_], 2006

ANTI-CORRUPTION POLICY OF APOLO MECANICA E ESTRUTURAS S.A.

1.              Purpose of Policy

It is the policy of Apolo Mecanica e Estruturas S.A. (the “Company”) to conduct all of its operations and activities in compliance with applicable anti-corruption laws wherever it operates.

2.              Applicability of Policy

This policy applies to the Company and to all directors, officers, employees, agents, contractors, consultants, joint venture partners, and other persons acting for or on behalf of the Company.

3.              Definitions

As used in this policy, the term “government official” means:

•                  any officer or employee of any government, of any agency or instrumentality of any government, or of any entity in which a government owns an interest;

•                  any person acting for or on behalf of a government;

•                  any candidate for political office;

•                  any political party or official thereof;

•                  any official or employee of a public international organization;

•                  any person who holds a legislative, administrative or judicial position; and

•                  any person who performs public duties or state functions, including a person employed by a board, commission, corporation or other body or authority that is established to perform a duty or function on behalf of the state, or is performing such duty or function and an official or agent of a public international organization that is formed by two or more states or governments, or by two or more such public international organizations.

4.              Accounting

The Company and its personnel will maintain books and records that accurately reflect all transactions.  No person working for or on behalf of the Company may make any false entry in any of the Company’s books and records, nor may any such person be a party to the creation of any false or misleading document that supports the disbursement of the Company funds, and the Company shall require accounting for transactions in sufficient detail so that improper payments could not be hidden from review.

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5.              Payments to Government Officials

No person working for or on behalf of the Company, regardless of nationality, may offer, pay, give, promise, or authorize the payment of any money or of anything of value to any government official for the purpose of obtaining or retaining business or to secure any improper advantage.

6.              Indirect Payments to Government Officials

No person working for or on behalf of the Company, regardless of nationality, may offer, pay, give, promise, or authorize the payment of any money or of anything of value to any person while having reason to know that such person has offered or given, or will offer or give, money or anything of value to any government official for the purpose of obtaining or retaining business (including the opportunity to provide services or otherwise do business) or to secure any improper advantage.

Persons subject to this policy may be considered to have “reason to know” where the circumstances raise reasonable suspicion that illegal payments may have been offered or promised or given, even if there is no actual knowledge.

7.              Gifts

No gifts may be given to government officials unless specifically allowed by written local law and approved by the designated compliance officer.

8.              Entertainment of Government Officials

Entertainment of government officials is not permitted unless specifically allowed by written local law and approved by the designated compliance officer.

9.              Travel by Government Officials

The Company may pay reasonable and bona fide expenditures, such as travel and lodging expenses, incurred by or on behalf of a government official where the expenditures are directly related to the promotion, demonstration, or explanation of the Company’s products or services or the Company’s execution or performance of a contract with the government or agency of such government official.  The schedules of such trips must be tightly controlled to reflect the business goals of the travel.  Payment of such travel and lodging expenditures by the Company must be approved by the designated compliance officer before the Company makes any commitment to pay the expenses associated with such travel.

10.       Facilitating Payments

Anti-bribery laws permit payments to government officials in limited circumstances for the purpose of facilitating or expediting the administrative

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performance of routine governmental actions.  No such payments may be made, however, without obtaining the prior approval of the designated compliance officer of the Company.

11.       Use of Agents, Consultants, and Other Third Parties

Every agreement with an agent, consultant, joint venture partner, or other third party who can act on behalf of the Company must contain a certification in which the agent, consultant, joint venture partner, or other third party agrees to comply with the Company’s Anti-corruption Policy.  The agent, consultant, joint venture partner or other third party must sign a certification in the form attached hereto as Appendix I.

12.       Questions

Any questions concerning this policy or its application to any particular set of facts should be referred to the designated compliance officer.

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Appendix I

APOLO MECANICA E ESTRUTURAS S.A.
Anti-Corruption Policy Certification

I acknowledge that I have reviewed the following Anti-Corruption Certification and understand that, as an [agent, consultant, joint venture partner] to Apolo Mecanica e Estruturas S.A. (the “Company”), I have an obligation to fully adhere to these policies and principles.  In particular, I acknowledge and affirm that:

In carrying out my responsibilities as [an agent for][a consultant] to the Company, I agree that I have not, and will not, offer, promise, pay, or authorize the payment of any money or anything of value, or take any action in furtherance of such a payment, whether by direct or indirect means, to any government official or employee or any political party or official thereof or candidate for political office for the purpose of securing an improper advantage with the government or anyone else.

I understand that the payment of a small facilitating payment to low-level government employees for the purpose of securing routine administrative action is not considered a prohibited payment, provided the recipient of such service or action is entitled to receive such service or action and the payment is customary and appropriate in the country where such payment is made.

A.                               Penalties and Compliance Under this Anti-Corruption Certification

I understand that I will be subject to sanctions, including potential termination of [the Agency/Consultancy Agreement][my employment with the Company] related to this Anti-Corruption Certification, if I fail to follow the requirements listed in this Anti-Corruption Certification [or in the Agency/Consultancy Agreement][or in my employment agreement].  Examples of actions or omissions that will subject me to discipline on this basis include, but are not limited to, the following:

1.  a breach of the requirements contained in this Anti-Corruption  Certification;

2.  failure to report a suspected or actual violation of the requirements contained in this Anti-Corruption Certification;

3.  failure to make, or falsification of, this or any future Anti-Corruption Certifications;

4.  lack of attention or diligence concerning any employees or sub-agents for whom I am responsible that directly or indirectly leads to a violation of the requirements contained in this Anti-Corruption Certification [or the Agency/Consultancy Agreement] [or in my employment agreement].

By:
[Name]

Date: